EXHIBIT 10.64

                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 7, 1997

                                      AMONG

                           CASTLE DENTAL CENTERS, INC.

                                  AS BORROWER,

                           NATIONSBANK OF TEXAS, N.A.,

                                    AS AGENT,

                                       AND

                          THE LENDERS SIGNATORY HERETO

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                                       TABLE OF CONTENTS
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                                          ARTICLE I

                              DEFINITIONS AND ACCOUNTING MATTERS

        Section 1.01  TERMS DEFINED ABOVE....................................................1
        Section 1.02  CERTAIN DEFINED TERMS..................................................1

                                          ARTICLE II

                                 LOANS AND LETTERS OF CREDIT

        Section 2.01  LOANS AND LETTERS OF CREDIT...........................................15
        Section 2.02  BORROWINGS, CONTINUATIONS AND CONVERSIONS, LETTERS OF CREDIT..........15
        Section 2.03  CHANGES OF REVOLVING CREDIT COMMITMENTS...............................17
        Section 2.04  FEES..................................................................18
        Section 2.05  SEVERAL OBLIGATIONS...................................................18
        Section 2.06  NOTES.................................................................19
        Section 2.07  PREPAYMENTS...........................................................19
        Section 2.08  ASSUMPTION OF RISKS...................................................20
        Section 2.09  OBLIGATION TO REIMBURSE AND TO PREPAY.................................21
        Section 2.10  LENDING OFFICES.......................................................23

                                         ARTICLE III

                              PAYMENTS OF PRINCIPAL AND INTEREST

        Section 3.01  REPAYMENT OF LOANS....................................................23
        Section 3.02  INTEREST..............................................................23

                                          ARTICLE IV

                       PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

        Section 4.01  PAYMENTS..............................................................24
        Section 4.02  PRO RATA TREATMENT....................................................25
        Section 4.03  COMPUTATIONS..........................................................25
        Section 4.04  NON-RECEIPT OF FUNDS BY THE AGENT.....................................25
        Section 4.05  SET-OFF, SHARING OF PAYMENTS, ETC.....................................26
        Section 4.06  TAXES.................................................................26

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                                    ARTICLE V

                                CAPITAL ADEQUACY

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        Section 5.01  CAPITAL ADEQUACY; ADDITIONAL COSTS....................................29
        Section 5.02  LIMITATION ON EURODOLLAR LOANS........................................31
        Section 5.03  ILLEGALITY............................................................31
        Section 5.04  BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03..............31
        Section 5.05  COMPENSATION..........................................................31
        Section 5.06  REPLACEMENT LENDERS...................................................32

                                          ARTICLE VI

                                     CONDITIONS PRECEDENT

        Section 6.01  INITIAL FUNDING.......................................................33
        Section 6.02  INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT....................35
        Section 6.03  CONDITIONS PRECEDENT FOR THE BENEFIT OF LENDERS.......................36
        Section 6.04  NO WAIVER.............................................................36

                                         ARTICLE VII

                                REPRESENTATIONS AND WARRANTIES

        Section 7.01  CORPORATE EXISTENCE...................................................37
        Section 7.02  FINANCIAL CONDITION...................................................37
        Section 7.03  LITIGATION............................................................38
        Section 7.04  NO BREACH.............................................................38
        Section 7.05  AUTHORITY.............................................................38
        Section 7.06  APPROVALS.............................................................38
        Section 7.07  USE OF LOANS..........................................................38
        Section 7.08  ERISA.................................................................39
        Section 7.09  TAXES.................................................................39
        Section 7.10  TITLES, ETC...........................................................40
        Section 7.11  NO MATERIAL MISSTATEMENTS.............................................40
        Section 7.12  INVESTMENT COMPANY ACT................................................40
        Section 7.13  PUBLIC UTILITY HOLDING COMPANY ACT....................................40
        Section 7.14  SUBSIDIARIES..........................................................40
        Section 7.15  LOCATION OF BUSINESS AND OFFICES......................................41
        Section 7.16  DEFAULTS..............................................................41
        Section 7.17  ENVIRONMENTAL MATTERS.................................................41

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        Section 7.18  COMPLIANCE WITH THE LAW...............................................41
        Section 7.19  INSURANCE.............................................................41
        Section 7.21  RESTRICTION ON LIENS..................................................42
        Section 7.23  HEDGING AGREEMENTS....................................................43


                                         ARTICLE VIII

                                    AFFIRMATIVE COVENANTS

        Section 8.01  REPORTING REQUIREMENTS................................................43
        Section 8.02  LITIGATION............................................................45
        Section 8.03  MAINTENANCE, ETC......................................................45
        Section 8.04  ENVIRONMENTAL MATTERS.................................................46
        Section 8.05  FURTHER ASSURANCES....................................................46
        Section 8.06  PERFORMANCE OF OBLIGATIONS............................................47
        Section 8.07  ERISA INFORMATION AND COMPLIANCE......................................47
        Section 8.08  MANAGEMENT SERVICES AGREEMENTS AND ACCOUNTS RECEIVABLE PURCHASE
                      AGREEMENTS............................................................47
        Section 8.09  GUARANTEE BY ACQUIRED ENTITIES........................................47

                                          ARTICLE IX

                                      NEGATIVE COVENANTS

        Section 9.01  DEBT..................................................................48
        Section 9.02  LIENS.................................................................48
        Section 9.03  INVESTMENTS, LOANS AND ADVANCES.......................................49
        Section 9.04  DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS..............................50
        Section 9.05  SALES AND LEASEBACKS..................................................50
        Section 9.06  NATURE OF BUSINESS....................................................50
        Section 9.07  MERGERS, ETC..........................................................51
        Section 9.08  PROCEEDS OF NOTES.....................................................51
        Section 9.09  ERISA COMPLIANCE......................................................51
        Section 9.10  SALE OR DISCOUNT OF RECEIVABLES.......................................52
        Section 9.11  RATIO OF FUNDED DEBT TO CAPITALIZATION................................52
        Section 9.12  NET WORTH.............................................................52
        Section 9.13  LEVERAGE RATIO........................................................52
        Section 9.14  FIXED CHARGE COVERAGE RATIO...........................................53
        Section 9.15  CAPITAL EXPENDITURES..................................................53
        Section 9.16  ENVIRONMENTAL MATTERS.................................................53
        Section 9.17  TRANSACTIONS WITH AFFILIATES..........................................53
        Section 9.18  SUBSIDIARIES..........................................................53
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        Section 9.19  NEGATIVE PLEDGE AGREEMENTS............................................54
        Section 9.20  OTHER AGREEMENTS......................................................54
        Section 9.21  ACQUIRED ENTITIES.....................................................54

                                          ARTICLE X

                                 EVENTS OF DEFAULT; REMEDIES

        Section 10.01  EVENTS OF DEFAULT....................................................54
        Section 10.02  REMEDIES.............................................................56

                                          ARTICLE XI

                                          THE AGENT

        Section 11.01  APPOINTMENT, POWERS AND IMMUNITIES...................................57
        Section 11.02  RELIANCE BY AGENT....................................................57
        Section 11.03  DEFAULTS.............................................................57
        Section 11.04  RIGHTS AS A LENDER...................................................58
        Section 11.05  INDEMNIFICATION......................................................58
        Section 11.06  NON-RELIANCE ON AGENT AND OTHER LENDERS..............................58
        Section 11.07  ACTION BY AGENT......................................................59
        Section 11.08  RESIGNATION OR REMOVAL OF AGENT......................................59

                                         ARTICLE XII

                                        MISCELLANEOUS

        Section 12.01  WAIVER...............................................................60
        Section 12.02  NOTICES..............................................................60
        Section 12.03  PAYMENT OF EXPENSES, INDEMNITIES, ETC................................60
        Section 12.04  AMENDMENTS, ETC......................................................62
        Section 12.05  SUCCESSORS AND ASSIGNS...............................................63
        Section 12.06  ASSIGNMENTS AND PARTICIPATIONS.......................................63
        Section 12.07  INVALIDITY...........................................................64
        Section 12.08  COUNTERPARTS.........................................................64
        Section 12.09  REFERENCES...........................................................64
        Section 12.10  SURVIVAL.............................................................65
        Section 12.11  CAPTIONS.............................................................65
        Section 12.12  NO ORAL AGREEMENTS...................................................65
        Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION............................65
        Section 12.14  INTEREST.............................................................66

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        Section 12.15  CONFIDENTIALITY......................................................67
        Section 12.16  EFFECTIVENESS........................................................68
        Section 12.18  EXCULPATION PROVISIONS...............................................69
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ANNEXES, EXHIBITS AND SCHEDULES

Annex I        - List of Maximum Revolving Credit Amounts and Term Loans

Exhibit A-1    - Form of Revolving Credit Note
Exhibit A-2    - Form of Term Note

Exhibit B      - Form of Borrowing, Continuation and Conversion Request
Exhibit C      - Form of Compliance Certificate
Exhibit D      - List of Security Instruments

Exhibit E      - Form of Borrowing Base Report
Exhibit F      - Form of Officer's Certificate
Exhibit G      - Due Diligence Items
Exhibit H      - Form of Subordination Agreement

Schedule 3.01 - Term Loan Amortization Schedule
Schedule 7.02 - Liabilities
Schedule 7.14 - Subsidiaries
Schedule 7.19 - Insurance
Schedule 7.22 - Material Agreements
Schedule 7.23 - Hedging Agreements
Schedule 9.01 - Debt
Schedule 9.02 - Liens
Schedule 9.03 - Investments, Loans and Advances

                                           - vi -
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               THIS CREDIT AGREEMENT dated as of November 7, 1997 is among
Castle Dental Centers, Inc., a corporation formed under the laws of the State of Delaware (the "BORROWER"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "LENDER" and, collectively, the "LENDERS"); and NationsBank of Texas N.A., a national banking association (in its individual capacity, "NATIONSBANK"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

                                 R E C I T A L S

        A. The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower; and

        B. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

        C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

               Section 1.01 TERMS DEFINED ABOVE. As used in this Agreement, the terms "AGENT," "BORROWER," "LENDER," "LENDERS," and "NATIONSBANK" shall have the meanings indicated above.

               Section 1.02 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

        "ACCOUNTS RECEIVABLE PURCHASE AGREEMENTS" shall mean the Accounts Receivable Purchase Agreements either previously or hereafter entered into between an Acquired Entity, as seller, and Borrower or any Subsidiary, as buyer, in form and substance satisfactory to Agent.

        "ACQUIRED ENTITY" shall mean JHCDDS, Inc., 1st Dental Care, P.A., Mid-South Dental Centers, P.C., Horizon Dental Centers, SW Dental Associates, LC, and all entities (of whatever form) whose assets are acquired by the Borrower or any Subsidiary in connection with New Acquisitions, and all new professional corporations, professional associations or other Persons which become a party to future Management Services Agreements and Accounts Receivable Purchase Agreements with Borrower or any Subsidiary pursuant to New Acquisitions.

        "ADDITIONAL COSTS" shall have the meaning assigned such term in Section 5.01(a).

        "AFFECTED LOANS" shall have the meaning assigned such term in Section 5.04.

                                      - 1 -
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        "AFFILIATE" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") such corporation or other Person.

        "AGREEMENT" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

        "AGGREGATE MAXIMUM REVOLVING CREDIT AMOUNTS" at any time shall equal the sum of the Maximum Revolving Credit Amounts of the Lenders ($25,000,000.00), as the same may be reduced pursuant to Section 2.03(b) or increased pursuant to 2.03(d).

        "AGGREGATE COMMITMENTS" at any time shall equal the sum of the Aggregate Revolving Credit Commitments and the Aggregate Term Commitments.

        "AGGREGATE REVOLVING CREDIT COMMITMENTS" at any time shall equal the amount calculated in accordance with Section 2.03.

        "AGGREGATE TERM COMMITMENTS" at any time shall equal the sum of the Term Commitments of the Lenders.

        "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

        "APPLICABLE MARGIN" the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the ratio of Funded Debt to EBITDA, determined as of the end of the most recent fiscal quarter of the Borrower:

                                                APPLICABLE MARGIN

        FUNDED DEBT TO EBITDA              EURODOLLAR           BASE RATE

        Greater than or equal to 2.5         4.25%                 1.5%
        Greater than or equal to 2.0,
        but less than 2.5                    3.75%                 1.0%


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        Greater than or equal to 1.5,
        but less than 2.0                     3.25%                0.5%

        Greater than or equal to 1.0,
        but less than 1.5                     2.75%                0.0%

        Less than 1.0                         2.25%                0.0%


Each change in the Applicable Margin resulting from a change in the ratio of Funded Debt to EBITDA shall take effect as of the date of determination of the ratio of Funded Debt to EBITDA.

        "ASSET PURCHASE" shall mean the acquisition of all or substantially all of the assets of any Acquired Entity by Borrower or any Subsidiary pursuant to an Asset Purchase Agreement.

        "ASSET PURCHASE AGREEMENTS" shall mean Asset Purchase Agreements entered into by Borrower or any Subsidiary in form and substance satisfactory to Agent in connection with New Acquisitions.

        "ASSIGNMENT" shall have the meaning assigned such term in Section 12.06(b).

        "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

        "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

        "BORROWING BASE" shall mean at any time the amount equal to three (3) times EBITDA as of the end of the most recent fiscal quarter of Borrower (calculated on a rolling four quarters basis). For any calculation period which would include one or more quarters prior to any Stock Purchase or any Asset Purchase or any other future acquisition of an entity, the "rolling four quarters" shall include the "pro forma" EBITDA of the applicable Acquired Entity for such prior periods adjusted to reflect costs and expenses which such Acquired Entity would have incurred had the Management Services Agreements between Borrower and/or any Subsidiary and such Acquired Entity been in effect (adding back appropriate executive salaries and non-cash charge offs relating to this transaction).

        "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

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        "CAPITALIZATION" shall mean shareholder's equity plus Total Funded Debt.

        "CASTLE FLORIDA" shall mean Castle Dental Centers of Florida, Inc., a Florida corporation and a wholly owned Subsidiary of the Borrower.

        "CASTLE TENNESSEE" shall mean Castle Dental Centers of Tennessee, Inc., a Tennessee corporation and a wholly owned Subsidiary of the Borrower.

        "CASTLE TEXAS" shall mean Castle Dental Centers of Texas, Inc., a Texas corporation and a wholly owned Subsidiary of the Borrower.

        "CHANGE OF CONTROL" shall mean at any time, as a result of one or more transactions after the date of this Agreement, any "person" or "group" of persons acting in concert (other than persons owning common stock of the Borrower on the Closing Date) shall have "beneficial ownership" of more than 51% of the outstanding common stock of the Borrower (within the meaning of Section 13(d) or 14 (d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), PROVIDED that the relationships among the respective shareholders of the Borrower on the date of this Agreement shall not be deemed to constitute all or any combination of them as a "group".

        "CLOSING DATE" shall mean November 7, 1997.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

        "COMMITMENT" shall mean, for any Lender, its Revolving Credit Commitment and/or its Term Commitment, as applicable.

        "CONSOLIDATED NET INCOME" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any nonrecurring gains or losses acceptable to the Majority Lenders and any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of

                                           - 4 -
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a change in accounting principles and any gains or losses attributable to writeups or write downs of assets.

        "CONSOLIDATED SUBSIDIARIES" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

        "DEBT" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest as an imputed rate of interest; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others;
(ix) obligations to deliver goods or services in consideration of advance payments; and (x) all obligations of such Person under Hedging Agreements.

        "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

        "DOLLARS" and "$" shall mean lawful money of the United States of America.

        "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion and amortization.

        "ENVIRONMENTAL LAWS" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and

                                           - 5 -
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Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation
Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; PROVIDED, HOWEVER, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

        "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

        "ERISA EVENT" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

        "EURODOLLAR LOANS" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate".

        "EURODOLLAR RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

        "EVENT OF DEFAULT" shall have the meaning assigned such term in Section 10.01.

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        "EXCEPTED LIENS" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases for rent and for compliance with the terms of leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (vii) Liens permitted by the Security Instruments.

        "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

        "FINAL MATURITY DATE" shall mean the earlier to occur of (i) the fifth anniversary of the Closing Date and (ii) the date that the Notes are accelerated pursuant to Section 10.02.

        "FINANCIAL STATEMENTS" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in
Section 7.02.

        "FUNDED DEBT" shall mean, at any date and with respect to the Borrower and its Subsidiaries, all Debt for borrowed money (excluding Debt expressly subordinated to the Indebtedness in form and substance satisfactory to the Lenders), any capital lease obligations of and any guaranty with respect to Funded Debt of another person.

        "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

        "GOVERNMENTAL AUTHORITY" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Agent or any Lender or any Applicable Lending Office.

        "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

        "GUARANTORS" shall mean each Subsidiary which may execute a Guaranty Agreement pursuant to Section 9.18.

        "GUARANTY AGREEMENT" shall mean an agreement executed by the Guarantors in form and substance satisfactory to the Agent guarantying, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

        "HEDGING AGREEMENTS" shall mean any interest rate swap, cap, floor, collar, forward agreement or other protection agreements or any option with respect to any such transaction.

        "HIGHEST LAWFUL RATE" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

        "INDEBTEDNESS" shall mean any and all amounts owing or to be owing by the Borrower or any Subsidiary to the Agent, the Issuing Bank and/or the Lenders in connection with the Loan Documents, the Letter of Credit Agreements, and any Hedging Agreements now or hereafter entered into between the Borrower and the Lenders or any Affiliate of a Lender, and all renewals, extensions and/or rearrangements of any of the above.

        "INDEMNIFIED PARTIES" shall have the meaning assigned such term in
Section 12.03(a)(ii).

        "INDEMNITY MATTERS" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

        "INITIAL FUNDING" shall mean the initial funding of the Loans or issuance of the initial Letters of Credit upon satisfaction of the conditions set forth in Sections 6.01 and 6.02.

        "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

        Notwithstanding the foregoing: (i) no Interest Period may end after the Final Maturity Date; (ii) no Interest Period may end after the due date of any installment, if any, provided for in Section 3.01 to the extent that such Eurodollar Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

        "ISSUING BANK" shall mean NationsBank or any other Lender agreed to among the Borrower and the Agent to issue Letters of Credit.

        "LC COMMITMENT" at any time shall mean $2,000,000.

        "LC EXPOSURE" at any time shall mean the difference between (i) aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed, minus (ii) the aggregate amount of all cash securing outstanding Letters of Credit pursuant to Section 2.10(b).

        "LETTER OF CREDIT AGREEMENTS" shall mean the written agreements with the Issuing Bank, as issuing lender for any Letter of Credit, executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Issuing Bank

        "LETTERS OF CREDIT" shall mean the letters of credit issued pursuant to
Section 2.01(c) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

        "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

        "LOANS" shall mean the Revolving Credit Loans and the Term Loans.

        "LOAN DOCUMENTS" shall mean this Agreement, the Notes and the Security Instruments.

        "MAJORITY LENDERS" shall mean Lenders holding at least sixty-six and two-thirds percent (662/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

        "MANAGEMENT SERVICES AGREEMENTS" shall mean Management Service Agreements previously or hereafter entered into between an Acquired Entity and Borrower or any Subsidiary, in form and substance satisfactory to Lenders.

        "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on
(i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis.

        "MAXIMUM REVOLVING CREDIT AMOUNT" shall mean, as to each Lender, the amount set forth opposite such Lender's name on ANNEX I under the caption "Maximum Revolving Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).

        "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

        "NET WORTH" shall mean, as at any date, the sum of the following for the Borrower and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

        (i) the amount of preferred stock and common stock at par plus the amount of surplus of the Borrower, PLUS

        (ii) the retained earnings (or, in the case of retained earnings deficit, MINUS the amount of such deficit).

        "NEW ACQUISITION" shall mean the acquisition of dental practices and/or management service organizations using proceeds of the Revolving Credit Loans as permitted by the Agreement.

        "NOTES" shall mean the Revolving Credit Notes and the Term Notes, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

        "OTHER TAXES" shall have the meaning assigned such term in Section 4.06(b).

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

        "PERCENTAGE SHARE" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on ANNEX I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

        "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

        "PLAN" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

        "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided however, for a Eurodollar Loan, the "POST-DEFAULT RATE" for such principal shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of

Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

        "PRIME RATE" shall mean the rate of interest from time to time announced publicly by the Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

        "PRINCIPAL OFFICE" shall mean the principal office of the Agent, presently located at 700 Louisiana, Houston, Harris County, Texas 77002.

        "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "QUARTERLY DATES" shall mean the fifteenth day of each March, June, September, and December, in each year, the first of which shall be December 15, 1997; PROVIDED, HOWEVER, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

        "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

        "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

        "REQUIRED PAYMENT" shall have the meaning assigned such term in Section 4.04.

        "RESPONSIBLE OFFICER" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

        "REVOLVING CREDIT COMMITMENT" shall mean, for any Lender, its obligation to make Revolving Credit Loans and participate in the issuance of Letters of Credit as provided in Section 2.01(c) up to the lesser of (i) such Lender's Maximum Revolving Credit Amount and (ii) the Lender's Percentage Share of the then effective Borrowing Base.

        "REVOLVING CREDIT LOANS" shall mean revolving credit loans made pursuant to Section 2.01(a).

        "REVOLVING CREDIT NOTES" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 and being in the form of EXHIBIT A-1.

        "REVOLVING CREDIT PERIOD" shall mean the period from the Closing Date to and ending on the Revolving Credit Termination Date.

        "REVOLVING CREDIT TERMINATION DATE" shall mean the earlier to occur of
(i) the second anniversary of the Closing Date and (ii) the date that the Revolving Credit Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02.

        "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

        "SECURITY INSTRUMENTS" shall mean the Letters of Credit, the Letter of Credit Agreements, the agreements or instruments described or referred to in EXHIBIT D, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes or this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

        "SPECIAL ENTITY" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (E.G. a sole general partner controls a limited partnership).

        "STOCK PURCHASE" shall mean any acquisition of all capital stock of any Acquired Entity by Borrower or a Subsidiary pursuant to a Stock Purchase Agreement

        "STOCK PURCHASE AGREEMENTS" shall mean that certain Stock Purchase Agreement dated as of December 19, 1995, between the Borrower and Jack H. Castle, D.D.S., and such future stock purchase agreements (including stock option agreements) entered into by Borrower or any Subsidiary, in form and substance satisfactory to Agent, in connection with New Acquisitions.

        "SUBORDINATED DEBT" shall mean Debt of the Borrower or any Subsidiary that is subordinated to the Indebtedness pursuant to a subordination agreement substantially in the form of Exhibit H.

        "SUBSIDIARY" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

        "TAXES" shall have the meaning assigned such term in Section 4.06(a).

        "TERM COMMITMENT" shall mean, as to each Lender, its obligation to make a Term Loan in the amount set forth opposite such Lender's name under "Term Loans" on ANNEX I, as the same may be modified from time to time to reflect any assignments permitted by Section 12.06(b).

        "TERM LOANS" shall mean the term loans made pursuant to Section 2.01(b).

        "TERM LOAN PERIOD" shall mean the period commencing on the next succeeding day after the Revolving Credit Termination Date and ending on the Final Maturity Date.

        "TERM NOTES" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 and being in the form of EXHIBIT A-2.

        "TOTAL FUNDED DEBT" shall mean Funded Debt plus all debt expressly subordinated to the Indebtedness, in form and substance satisfactory to the Lenders.

        "TYPE" shall mean, with respect to any Loan, a Base Rate Loan or a Eurodollar Loan.

        "WHOLLY-OWNED SUBSIDIARY" shall mean, as to the Borrower, any Subsidiary of which all of the outstanding shares of capital stock or other equity interests, on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

        Section 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II

                           LOANS AND LETTERS OF CREDIT

        Section 2.01 LOANS AND LETTERS OF CREDIT.

        (a) REVOLVING CREDIT LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower during the Revolving Credit Period in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Revolving Credit Commitment as then in effect; PROVIDED, HOWEVER, that the aggregate principal amount of all such Revolving Credit Loans by all Lenders hereunder at any one time outstanding, PLUS the LC Exposure, PLUS the principal balance of the Term Loan at any one time outstanding shall not exceed the Aggregate Revolving Credit Commitments. Subject to the terms of this Agreement, during the Revolving Credit Period, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

        (b) TERM LOANS. Each Lender severally agrees, subject to the terms and conditions of this Agreement, to make a term loan to the Borrower not to exceed its Term Commitment. Such Term Loan shall be made by way of a single borrowing made on the Closing Date. Any portion of each Lender's Term Commitment not utilized by such borrowing on such date shall be permanently canceled.

        (c) LETTERS OF CREDIT. The Issuing Bank, as issuing bank for the Lenders, agrees to extend credit for the account of the Borrower and its Subsidiaries at any time and from time to time by issuing, renewing, increasing, extending or reissuing Letters of Credit; PROVIDED HOWEVER, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment and (ii) the Aggregate Revolving Credit Commitments, as then in effect, minus the aggregate principal amount of all Revolving Credit Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. Each of the Letters of Credit shall (i) be issued by the Issuing Bank, (ii) contain such terms and provisions as are reasonably required by the Issuing Bank, (iii) be for the account of the Borrower and its Subsidiaries and (iv) expire not later than two (2) days before the Final Maturity Date.

        (d) LIMITATION ON TYPES OF LOANS. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than ten (10) Eurodollar Loans may be outstanding at any time.

        Section 2.02 BORROWINGS, CONTINUATIONS AND CONVERSIONS, LETTERS OF
CREDIT.

        (a) BORROWINGS. The Term Loans shall be made by way of a single advance by the Lenders on the Closing Date. The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify (i) the aggregate amount of such borrowing, (ii) the Type and (iii) the date (which shall be a Business Day) of the Loans to be borrowed, and (iv) (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

        (b) MINIMUM AMOUNTS. All Base Rate Loan borrowings shall be in amounts of at least $100,000 or the remaining balance of the Aggregate Revolving Credit Commitments, if less, or any whole multiple of $100,000 in excess thereof, and all Eurodollar Loans shall be in amounts of at least $100,000 or any whole multiple of $100,000 in excess thereof.

        (c) NOTICES. All borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of EXHIBIT B (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. Houston time at least one Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent.

        (d) CONTINUATION OPTIONS. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $100,000 or any whole multiple of $100,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

        (e) CONVERSION OPTIONS. The Borrower may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that
(i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $100,000 or any whole multiple of $100,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a Eurodollar Loan.

        (f) ADVANCES. Not later than 11:00 a.m. Houston time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loans to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

        (g ) LETTERS OF CREDIT. The Borrower shall give the Issuing Bank (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Issuing Bank not later than 11:00 a.m. Houston time not less than three (3) Business Days prior thereto of each request for the issuance, and at least five (5) Business Days prior to the date of the renewal, increase or extension, of a Letter of Credit hereunder which request shall specify (i) the amount of such Letter of Credit,
(ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, increase, renewed or extended, (iii) the duration thereof, (iv) the name and address of the beneficiary thereof, (v) the form of the Letter of Credit and
(vi) such other information as the Agent may reasonably request, all of which shall be reasonably satisfactory to the Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, increase, renewal or extension of a Letter of Credit, the Agent shall issue, increase, renew or extend such Letter of Credit to the beneficiary thereof.

        In conjunction with the issuance of each Letter of Credit, the Borrower, shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Issuing Bank, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

        The Issuing Bank will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

        Section 2.03  CHANGES OF REVOLVING CREDIT COMMITMENTS.

        (a) The Aggregate Revolving Credit Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Revolving Credit Amounts after adjustments resulting from reductions pursuant to Section 2.03(b) or (ii) the Borrowing Base as determined from time to time.

        (b) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Revolving Credit Amounts at any time, or from time to time, upon not less than three (3) Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $100,000 or any whole multiple of $100,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent.

        (c) The Aggregate Maximum Revolving Credit Amounts once terminated or reduced may not be reinstated.

        (d) The Agent, on a best efforts basis, will seek to find an additional financial institution that will agree to become a Lender under the Credit Agreement with a Revolving Credit Commitment of $5,000,000 and assume a 16.66666667% interest in the Term Loan. If such additional Lender becomes a party to the Credit Agreement (which may only be done prior to the Revolving Credit Termination Date), the Aggregate Maximum Credit Amounts will increase from $25,000,000 to $30,000,000 and a revised Annex I reflecting such change and any changes in Percentage Shares and Term Loan amounts of each Lender will be distributed to all parties to the Credit Agreement.

        Section 2.04  FEES.

        (a) COMMITMENT FEE. The Borrower shall pay to the Agent for the account of each Lender a commitment fee based on the daily average unused amount of the Aggregate Revolving Credit Commitments less the outstanding principal amount of the Term Loans for the period from and including the Closing Date, up to, but excluding the earlier of the date the Aggregate Revolving Credit Commitments are terminated or the Revolving Credit Termination Date at a rate per annum equal to applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the ratio of Funded Debt to EBITDA as in effect from time to time. Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Revolving Credit Commitments are terminated or the Revolving Credit Termination Date.

        FUNDED DEBT TO EBITDA                        COMMITMENT FEE PERCENTAGE

        Greater than or equal to 2.5                             .5%
        Greater than or equal to 2.0 but less than 2.5           .375%
        Greater than or equal to 1.5 but less than 2.0           .375%
        Greater than or equal to 1.0 but less than 1.5           .25%
        Less than 1.0                                            .125%

        (b) LETTER OF CREDIT FEES. The Borrower agrees to pay the Agent, for the account of each Lender, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate of 2% per annum, provided that each Letter of Credit shall bear a minimum commission of $1,000.00. Each Letter of Credit shall be deemed to be outstanding up to the full face amount (plus any increases) of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

        (c) FEE LETTER. The Borrower shall pay to the Agent for its account such other fees as are set forth in the fee letter between Borrower and Agent, dated of even date herewith, on the dates specified therein to the extent not paid prior to the Closing Date.

        Section 2.05 SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

        Section 2.06 NOTES. The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of EXHIBIT A-1, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Revolving Credit Amount as originally in effect and otherwise duly completed and such substitute Notes as required by
Section 12.06(b). The Term Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of EXHIBIT A-2, dated as of (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Notes, and, prior to any transfer may be endorsed by such Lender on the schedule attached to such Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Notes.

        Section 2.07  PREPAYMENTS.

        (a) VOLUNTARY PREPAYMENTS. The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $10,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay Eurodollar Loans on the same conditions as for Base Rate Loans (except that prior notice to the Agent shall be not less than three (3) Business Days for Eurodollar Loans) and in addition such prepayments of Eurodollar Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the Eurodollar Loans for the Interest Period prepaid.

        Notwithstanding the foregoing, if the Borrower should prepay the Revolving Credit Loans in their entirety, Borrower shall pay to the Agent, for the benefit of the Lenders, a prepayment fee calculated as follows:

               (i) if such prepayment occurs on or before the first anniversary of the Closing Date, 1.5% of the Aggregate Revolving Credit Commitment as of the Closing Date; or

               (ii) if such prepayment occurs after the first anniversary of the Closing Date, but on or before the second anniversary of the Closing Date, 1.0% of the Aggregate Revolving Credit Commitment as of the Closing Date.

        (b)    MANDATORY PREPAYMENTS.

               (i) If, after giving effect to any termination or reduction of the Aggregate Maximum Revolving Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Revolving Credit Loans plus the LC Exposure exceeds the Aggregate Maximum Revolving Credit Amounts, the Borrower shall (A) prepay the Revolving Credit Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and
        (B) if any excess remains after prepaying all of the Revolving Credit Loans because of LC Exposure, pay to the Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.09(b) hereof.

               (ii) Upon any redetermination of the amount of the Borrowing Base, if the redetermined Borrowing Base is less than the aggregate outstanding principal amount of the Revolving Credit Loans plus the LC Exposure, then the Borrower shall within thirty (30) days of receipt of written notice thereof (A) prepay the Revolving Credit Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment and
        (B) if a Borrowing Base deficiency remains after prepaying all of the Revolving Credit Loans because of LC Exposure, the Borrower shall pay to the Agent on behalf of the Lenders an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in Section 2.09(b).

               (iii) If the Borrower raises any cash proceeds by the offering of equity, 50% of the net cash proceeds obtained from such equity offering shall be used to prepay the outstanding principal on the Loans, applied in accordance with Section 2.07(c) to either the Term Loans and/or the Revolving Credit Loans as the Borrower shall elect.

        (c) GENERALLY. Any prepayments on the Revolving Credit Loans made during the Revolving Credit Period may be reborrowed pursuant to Section 2.01(a). Any prepayments made on the Revolving Credit Loans during the Term Loan Period shall be applied to installments of the Revolving Credit Notes in the inverse order of maturity. Any prepayments on the Term Loans may not be reborrowed and shall be applied to installments on the Term Notes in the inverse order of maturity. Prepayments of Eurodollar Loans required by Section 2.07(b) shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the Eurodollar Loans for the Interest Period prepaid.

        Section 2.08 ASSUMPTION OF RISKS. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit or the proceeds thereof. Neither the Issuing Bank (except in the case of willful misconduct or gross negligence on the part of the Issuing Bank or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents, except as a result of the Issuing Bank's, the Agent's or any Lender's wilful misconduct or gross negligence; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's, the Agent's or any Lender's rights or powers hereunder, or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrower, except as a result of the Issuing Bank's, the Agent's or any Lender's wilful misconduct or gross negligence.

        Section 2.09 OBLIGATION TO REIMBURSE AND TO PREPAY.

        (a) If a disbursement by the Issuing Bank is made under any Letter of Credit, except as otherwise provided in Subsection 2.09(d) below, the Borrower shall pay to the Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments;
(iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct.

        (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing by the Borrower to the Issuing Bank, the Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Agent on behalf of the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Agent grants to the Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

        (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Lender's Percentage Share of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this Section 2.10.

        (d) Notwithstanding anything to the contrary contained herein, if no Event of Default has occurred and is continuing and subject to availability under the Aggregate Revolving Credit Commitments (after reduction for LC Exposure), to the extent the Borrower has not reimbursed the Issuing Bank for any drawn upon Letter of Credit within two (2) Business Days after notice of such disbursement has been received by the Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the Lenders as a Revolving Credit Loan hereunder and used by the Lenders to pay such Letter of Credit reimbursement obligation. If an Event of Default has occurred and is continuing, or if the funding of such Letter of Credit reimbursement obligation as a Revolving Credit Loan would cause the aggregate amount of all Revolving Credit Loans outstanding to exceed the Aggregate Revolving Credit Commitments (after reduction for LC Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Revolving Credit Loan, but instead shall accrue interest as provided in Section 2.10(a).

        Section 2.10 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

        Section 3.01  REPAYMENT OF LOANS.

        (a) REVOLVING CREDIT LOANS. Commencing on the Quarterly Date immediately following the Revolving Credit Termination Date, the aggregate principal amount of the Revolving Credit Notes outstanding on the Revolving Credit Termination Date shall be payable in eleven (11) equal consecutive quarterly installments, each equal to 1/20th of the outstanding principal amount of the Revolving Credit Notes as of the Revolving Credit Termination Date, with final payment of the remaining principal balance on the Revolving Credit Notes due on the Final Maturity Date.

        (b) TERM LOANS. Commencing on March 15, 1998, and on each Quarterly Date thereafter, the aggregate principal amount of the Term Notes shall be payable in installments in the principal amounts set forth on SCHEDULE 3.01, with final payment of any remaining principal balance on the Term Notes due on March 15, 2002.

        (c) GENERALLY. The Borrower will pay to the Agent, for the account of each Lender, the principal payments required by this Section 3.01.

        Section 3.02  INTEREST.

        (a) INTEREST RATES. The Borrower will pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

               (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

               (ii) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

        (b) POST-DEFAULT RATE. Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

        (c) DUE DATES. Accrued interest on Base Rate Loans shall be payable quarterly commencing on December 15, 1997, and on each Quarterly Date thereafter and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

        (d) DETERMINATION OF RATES. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

        Section 4.01 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Letter of Credit Agreements, and the Notes shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice the Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

        Section 4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under
Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of commitment fee or other fees under Section 2.04(a) and Section 2.04(b) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Revolving Credit Amounts under Section 2.03(b) shall be applied to the Revolving Credit Commitment of each Lender, pro rata according to the amounts of its respective Revolving Credit Commitment; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

        Section 4.03 COMPUTATIONS. Interest on Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans and fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

        Section 4.04 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until, but excluding, the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

        Section 4.05  SET-OFF, SHARING OF PAYMENTS, ETC.

        (a) Upon the occurrence and during the continuance of an Event of Default, the Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

        (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

        Section 4.06  TAXES.

        (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender, the Issuing Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, the Issuing Bank or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law and provide the relevant Lender with a receipt thereof.

        (b) OTHER TAXES. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Security Instrument (hereinafter referred to as "OTHER TAXES").

        (C) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE ISSUING BANK AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER, THE ISSUING BANK OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER, THE ISSUING BANK OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER, ISSUING BANK OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER, THE ISSUING BANK OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS

PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER, THE ISSUING BANK OR THE AGENT IN THE EVENT SUCH LENDER, THE ISSUING BANK OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

        (d)    LENDER REPRESENTATIONS.

               (i) Each Lender represents that it is either (1) a banking association or corporation organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a banking association or corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "FORM 4224 CERTIFICATION") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "FORM 1001 CERTIFICATION"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, PROVIDED that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

               (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; PROVIDED, HOWEVER, that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

               (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                                    ARTICLE V

                                CAPITAL ADEQUACY

        Section 5.01  CAPITAL ADEQUACY; ADDITIONAL COSTS.

        (a) EURODOLLAR REGULATIONS, ETC. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Eurodollar Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any Eurodollar Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such Eurodollar Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Commitment or Loans of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Notes (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans. Each Lender will notify the Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Revolving Credit Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

        (b) REGULATORY CHANGE. Without limiting the effect of the provisions of
Section 5.01(a), in the event that at any time (by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting (A) any Lender, (B) the Eurodollar interbank market or (C) such Lender's position in such market), the Eurodollar Rate, as determined in good faith by such Lender, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Loans, then, if such Lender so elects, by notice to the Borrower and the Agent, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

        (c) CAPITAL ADEQUACY. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Notes or its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

        (d) COMPENSATION PROCEDURE. Any Lender notifying the Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section
5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

        Section 5.02 LIMITATION ON EURODOLLAR LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

               (i) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

               (ii) the Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

        Section 5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

        Section 5.04 BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("AFFECTED LOANS"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

        Section 5.05 COMPENSATION. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

               (i) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

               (ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

        Section 5.06  REPLACEMENT LENDERS.

        (a) If any Lender has notified the Borrower and the Agent of its incurring additional costs under Section 5.01 or has required the Borrower to make payments for Taxes under Section 4.06, then the Borrower may, unless such Lender has notified the Borrower and the Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of such Lender (other than the Agent) (the "TERMINATED LENDER") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "NOTICE OF TERMINATION").

        (b) In order to effect the termination of the Commitment of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Commitment or Commitments and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment or Commitments; PROVIDED, HOWEVER, that such one or more other banking institutions are reasonably acceptable to the Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "REPLACEMENT LENDERS"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and
(ii) above equal the Commitment of the Terminated Lender.

        (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "LENDER TERMINATION DATE"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

        (d) On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding (pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Notes, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid),
(iii) the Replacement Lender or Replacement Lenders shall purchase the Notes held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest, facility and other fees, and other amounts owing under the Loan Documents accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(b). To the extent not in conflict, the terms of Section 12.06(b) shall supplement the provisions of this
Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Agent the processing fee provided for in
Section 12.06(b). The Borrower will be responsible for the payment of any breakage costs, as set forth in Section 5.05, associated with termination of the Terminated Lender and assignment of Loans and Commitments to Replacement Lenders.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

        Section 6.01  INITIAL FUNDING.

        The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agent and the Lenders of all fees payable pursuant to Section
2.04 on or before the Closing Date and the receipt by the Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be reasonably satisfactory to the Agent in form and substance:

        (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower
(y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

        (b) A certificate of the Secretary or an Assistant Secretary of each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Guarantor (y) who are authorized to sign the Loan Documents to which such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and
(iv) the articles or certificate of incorporation and bylaws of such Guarantor, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until they receive notice in writing from such Guarantor to the contrary.

        (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and Subsidiaries.

        (d) A compliance certificate which shall be substantially in the form of EXHIBIT C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

        (e) The Notes, duly completed and executed.

        (f) The Security Instruments, including those described on EXHIBIT D, duly completed and executed in sufficient number of counterparts for recording, if necessary.

        (g) An opinion of Bracewell & Patterson, L.L.P., counsel to the Borrower, in form and substance satisfactory to the Agent, as to such matters incident to the transactions herein contemplated as the Agent may reasonably request.

        (h) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.19.

        (i) Pro forma balance sheet as of September 30, 1997.

        (j) Repayment of at least $5,400,000 of the currently outstanding debt owed to NationsBank pursuant to that certain Amended and Restated Credit Agreement dated as of May 31, 1996, by and between NationsBank and the Borrower.

        (k) Such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

        Section 6.02  INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT.

        (a) The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

               (i)    no Default shall have occurred and be continuing; and

               (iii)  the representations and warranties made by the Borrower in
                      Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary.

        (b) If a Revolving Credit Loan is to be used by the Borrower in connection with a New Acquisition, the obligation of the Lenders to make such Revolving Credit Loan is subject to the further conditions precedent that, as of the date of such Loans:

               (i) Borrower or Subsidiary shall have entered into a Management Services Agreement and an Accounts Receivable Purchase Agreement with the new Acquired Entity in form and substance satisfactory to Agent;

                (ii)  Borrower shall have submitted updated SCHEDULES 7.14,
                      7.19 and 7.22 to Agent;

               (iii) Borrower shall have passed corporate resolutions approving such New Acquisition;

               (iv) The Agent shall have received copies of any legal opinions received by the Borrower or any Subsidiary from the seller in connection with any New Acquisition relating to due incorporation of the seller; due authorization and execution by the seller of the purchase documents; enforceability of the purchase documents against the seller; in the case of a stock acquisition, valid issuance of the purchased shares; and no authorizations, approvals or consents required other than those obtained;

               (v) The Agent shall have received the Security Instruments required by Section 9.03(g)(i) and an officer's certificate, substantially in the form of EXHIBIT F attached hereto, certifying the representations and warranties made by the

                      Borrower in Article VII and in the Security Instruments, including those Security Instruments obtained in connection with such New Acquisition, shall be true on and as of the date of the Revolving Credit Loan except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary; and

               (vi) The Agent shall have received a borrowing base report in the form of EXHIBIT E attached hereto;

               and, if such New Acquisition relates to a dental practice in any state in which neither the Borrower or any Subsidiary is currently operating, or if such New Acquisition involves consideration paid by the Borrower or any Subsidiary in an amount of $5,000,000 or more:

               (vii) The Agent shall have received legal opinions regarding any New Acquisition in form and substance satisfactory to Lenders; and

               (viii) Relating to a dental practice in any state in which neither the Borrower or any Subsidiary is currently operating only, the Agent shall have received risk analysis letters regarding any New Acquisition in form and substance satisfactory to Lenders.

        (c) Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in Section 6.02(a)(iii) (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

        Section 6.03 CONDITIONS PRECEDENT FOR THE BENEFIT OF LENDERS. All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.

        Section 6.04 NO WAIVER. No waiver of any condition precedent shall preclude the Agent or the Lenders from requiring such condition to be met prior to making any subsequent Loan or preclude the Lenders from thereafter declaring that the failure of the Borrower to satisfy such condition precedent constitutes a Default.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in
Section 6.02):

        Section 7.01 CORPORATE EXISTENCE. Each of the Borrower and each
Subsidiary: (i) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

        Section 7.02 FINANCIAL CONDITION. The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1996 and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Coopers & Lybrand heretofore furnished to the Agent and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at June 30, 1997 and their related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the six month period ended on such date heretofore furnished to the Agent, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the six month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in SCHEDULE 7.02. Since June 30, 1997, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy. The unaudited pro forma projected consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at the Closing Date, and the unaudited pro forma projected consolidated statement of income of the Borrower and its Consolidated Subsidiaries as of the Closing Date, heretofore furnished to the Agent, fairly present the pro forma projected consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at the Closing Date. Borrower repaid or caused to be repaid all Subordinated Debt outstanding at the time of the initial public offering of the capital stock of the Borrower that raised at least $25,000,000, including, without limitation, the Debt incurred pursuant to the Securities Purchase Agreement dated as of December 19, 1995, among the Borrower and each of the investors signatory thereto, as amended by the Waiver and Amendment dated as of May 31, 1996 and by Amendment No. 1 dated as of June 16, 1997, the loan made to the Borrower in the principal amount of $2,000,000 arranged by Pecks Management Partners, Ltd., and the balance of the deferred compensation owed by the Borrower to Jack H. Castle, D.D.S. pursuant to the Deferred Compensation Agreement dated as of December 19, 1995, between the Borrower and Jack H. Castle, D.D.S., as amended, and such Deferred Compensation Agreement has been terminated.

        Section 7.03 LITIGATION. At the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

        Section 7.04 NO BREACH. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Subsidiary, or any Governmental Requirement or any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such material agreement or instrument other than the Liens created by the Loan Documents.

        Section 7.05 AUTHORITY. The Borrower and each Subsidiary have all necessary corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable in accordance with their terms.

        Section 7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Subsidiary of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

        Section 7.07 USE OF LOANS. The proceeds of the Revolving Credit Loans shall be used to provide financing for New Acquisitions, for capital expenditures and for general working capital purposes of the Borrower; PROVIDED, HOWEVER, that not more than $5,000,000 of the Revolving Credit Loans (in the aggregate) may be used by the Borrower for general working capital purposes. The Term Loans shall be used to refinance existing Debt. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regula tion G, T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

        Section 7.08  ERISA.

        (a) The Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

        (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

        (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

        (d) No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

        (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

        (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

        (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

        (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

        (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

        Section 7.09 TAXES. Each of the Borrower and its Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

        Section 7.10  TITLES, ETC.

        (a) Each of the Borrower and its Subsidiaries and each Acquired Entity has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02.

        (b) All leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries and each Acquired Entity are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

        (c) The licenses, rights, Properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries and each Acquired Entity, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries and each Acquired Entity to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

        (d) All of the assets and Properties of the Borrower and its Subsidiaries and each Acquired Entity which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

        Section 7.11 NO MATERIAL MISSTATEMENTS. No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole.

        Section 7.12 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        Section 7.13 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 7.14 SUBSIDIARIES. Except as set forth on SCHEDULE 7.14, the Borrower has no Sub sidiaries. In the event that a new Subsidiary is formed and an advance is requested under this

Agreement, and the Lenders approve such advance, Borrower will provide the Agent with a new, updated SCHEDULE 7.14.

        Section 7.15 LOCATION OF BUSINESS AND OFFICES. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on
SCHEDULE 7.14.

        Section 7.16 DEFAULTS. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

        Section 7.17 ENVIRONMENTAL MATTERS. Except as would not have a Material Adverse Effect, neither any Property of the Borrower nor any Subsidiary nor the operations conducted thereon violate any law, order or requirement of any court or Governmental Authority or any Environmental Laws.

        Section 7.18 COMPLIANCE WITH THE LAW. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

        Section 7.19 INSURANCE. SCHEDULE 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in SCHEDULE 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. SCHEDULE 7.19 identifies all material risks, if any, which the Borrower and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. In the event that a new Subsidiary is formed and an advance is requested under the Revolving Credit Loans, and the Lenders approve such advance, Borrower will provide the Agent with a new, updated SCHEDULE 7.19.

        Section 7.20 MANAGEMENT SERVICES AGREEMENTS AND ACCOUNTS RECEIVABLE PURCHASE AGREEMENTS. The copies of (a) the Management Services Agreement between the Borrower and JHC PC, dated effective December 19, 1995, the Management Services Agreement between Castle Florida and Castle 1st Dental Care, P.A., effective May 19, 1996, the Management Services Agreement between Castle Tennessee and Castle Mid-South Dental Centers, P.C., effective May 31, 1996, the Management Services Agreement dated as of June 1, 1997, between Castle Texas and SW Dental Associates, LC, and (b) the Accounts Receivable Purchase Agreement dated as of December 19, 1995 between the Borrower and JHC PC, the Accounts Receivable Purchase Agreement dated as of May 19, 1996, between Castle Florida and Castle 1st Dental Care, P.A., the Accounts Receivable Purchase Agreement dated as of May 31, 1996, between Castle Tennessee and Castle Mid-South Dental Centers, P.C., the Accounts Receivable Purchase Agreement dated as of August 9, 1996, between Castle Texas and Horizon Dental Care, the Accounts Receivable Purchase Agreement dated as of June 1, 1997, between Castle Texas and SW Dental Associates, LC, previously delivered by the Borrower to the Agent are complete and accurate and have not been amended or modified in any manner. The above Management Services Agreements and the Accounts Receivable Purchase Agreements are valid, binding and enforceable against the parties thereto and the Borrower has the right to grant a Lien and has granted a Lien on the Borrower's right to receive proceeds under the Management Services Agreements and the receivables purchased under the Accounts Receivable Purchase Agreements pursuant to the Security Instruments, and the Lenders may enforce their remedies contained in the Security Instruments against such collateral. The Borrower has obtained all consents from Governmental Authorities necessary to perform under the Management Services Agreements, the failure of which to obtain could have a Material Adverse Effect. In the event that a new Subsidiary is formed, any Management Services Agreements and Accounts Receivable Purchase Agreements binding such Subsidiary shall be included within the terms of this representation and warranty.

        Section 7.21 RESTRICTION ON LIENS. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties, except for Property subject to Liens permitted under Section 9.02.

        Section 7.22 MATERIAL AGREEMENTS. Set forth on SCHEDULE 7.22 hereto is a complete and correct list of all material credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of its Subsidiaries in excess of $250,000, and all obligations of the Borrower or any of its Subsidiaries to issuers of surety or appeal bonds issued for account of the Borrower or any such Subsidiary in excess of $250,000, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation. In the event that a new Subsidiary is formed and an advance is requested under this Agreement, if Lenders approve such advance, Borrower will provide the Agent with a new, updated SCHEDULE 7.22.

        Section 7.23 HEDGING AGREEMENTS. SCHEDULE 7.23 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

        Section 8.01 REPORTING REQUIREMENTS. The Borrower shall deliver, or shall cause to be delivered, to the Agent with sufficient copies of each for the
Lenders:

        (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidat ing statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

        (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

        (c) BUDGET. As soon as practicable and in any event by the end of each fiscal year of the Borrower, a budget for the Borrower and its Consolidated Subsidiaries, as approved by the board of directors of the Borrower, for the following fiscal year setting forth in comparative form corresponding figures from the preceding fiscal year, in reasonable detail and certified as to its good-faith preparation by a Responsible Officer.

        (d) NOTICE OF DEFAULT, ETC. Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

        (e) OTHER ACCOUNTING REPORTS. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter or report.

        (f) SEC FILINGS, ETC. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

        (g) NOTICES UNDER OTHER LOAN AGREEMENTS. Promptly after the furnishing thereof, copies of any material statement, report or notice furnished to or any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Agent pursuant to any other provision of this Section 8.01.

        (h) BORROWING BASE REPORT. Promptly upon becoming available and in any event within 45 days after the end of each of Borrower's fiscal quarters, a borrowing base report, which shall contain supporting schedules and be in substantially the form of EXHIBIT E attached hereto.

        (i) ANNUAL REVENUE REPORTS. As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a report prepared by the Borrower for each dental center setting forth the revenues, expenses and contributions to profit of such dental center in form and substance acceptable to the Agent.

        (j) QUARTERLY REVENUE REPORTS. Beginning December 31, 1997, as soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, a report by the Borrower for each dental center setting forth the revenues, expenses and contributions to profit of such dental center in form and substance acceptable to the Agent.

        (k) PLAN REPORT. From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or

Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Agent may reasonably request.

        (l) HEDGING AGREEMENT REPORT. As soon as available and in any event within ten (10) Business Days after the last day of each calendar quarter, a report, in form and substance satisfactory to the Agent, setting forth as of the last Business Day of such calendar quarter a true and complete list of all Hedging Agreements of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on SCHEDULE 7.23, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

        (m) CAPITAL EXPENDITURES BUDGET. Promptly upon becoming available and in any event within 30 days after the end of each fiscal year of the Borrower, a capital expenditure budget for the next fiscal year setting forth all proposed capital expenditures to be incurred during such fiscal year.

        (n) MODIFICATIONS OF MANAGEMENT SERVICES AGREEMENTS, ETC. Promptly upon the execution thereof, executed copies of any modification or amendment of any Management Services Agreement or Accounts Receivable Purchase Agreement.

The Borrower shall furnish to the Lenders, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of EXHIBIT C hereto executed by a Responsible Officer
(i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine the Borrower's Funded Debt and EBITDA and whether the Borrower is in compliance with Sections 9.11, 9.12, 9.13, and 9.14 as of the end of the respective fiscal quarter or fiscal year.

        Section 8.02 LITIGATION. The Borrower shall promptly give to the Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower, any Acquired Entity or any Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect, and (ii) of any litigation or proceeding against or adversely affecting the Borrower, any Acquired Entity or any Subsidiary in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower, any Acquired Entity or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $250,000.

        Section 8.03  MAINTENANCE, ETC.

        (a) GENERALLY. The Borrower shall and shall cause each Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

        (b) PROOF OF INSURANCE. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Agent a certificate of insurance coverage from the insurer in form and substance satisfactory to the Agent and, if requested, will furnish the Agent copies of the applicable policies.

        (c) OPERATION OF PROPERTIES. The Borrower will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

        Section 8.04  ENVIRONMENTAL MATTERS.

        (a) ESTABLISHMENT OF PROCEDURES. The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are, in all material respects, in compliance with and do not violate the requirements of any Environmental Laws, and (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws.

        (b) NOTICE OF ACTION. The Borrower will promptly notify the Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

        Section 8.05 FURTHER ASSURANCES. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

        Section 8.06 PERFORMANCE OF OBLIGATIONS. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

        Section 8.07 ERISA INFORMATION AND COMPLIANCE. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

        Section 8.08 MANAGEMENT SERVICES AGREEMENTS AND ACCOUNTS RECEIVABLE PURCHASE AGREEMENTS. The Borrower will and will cause each Subsidiary to do all things necessary to maintain and keep in full force and effect and to enforce compliance with the Management Services Agreements and the Accounts Receivable Purchase Agreements. In the event that a new Subsidiary is formed, any Management Services Agreements and Accounts Receivable Purchase Agreements binding such Subsidiary shall be included within the terms of this affirmative covenant.

        Section 8.09 GUARANTEE BY ACQUIRED ENTITIES. In connection with Borrower's or any Subsidiary's purchase of all the outstanding stock of any Acquired Entity pursuant to any Stock Purchase Agreement, upon the request of the Agent at any time thereafter, the Borrower will cause such Acquired Entity to guarantee the Indebtedness upon terms satisfactory to the Agent.

        Section 8.10. DISSOLUTION OF JHCDDS, INC. Notwithstanding any provision contained herein to the contrary, JHCDDS, Inc. may be dissolved without the consent of the Agent or the Lenders. The Borrower shall provide the Agent with notice of such dissolution upon its occurrence.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

        The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

        Section 9.01 DEBT. Neither the Borrower nor any Subsidiary will incur, create, assume or permit to exist any Debt, except:

        (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

        (b) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

        (c) Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed $2,000,000 in the aggregate;

        (d) Debt of the Borrower under Hedging Agreements with the Lender or otherwise approved by the Agent;

        (e)    purchase money Debt not to exceed $2,000,000 in the aggregate;

        (f)    Debt described on SCHEDULE 9.01; and

        (g) Subordinated Debt in connection with New Acquisitions.

        Section 9.02 LIENS. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

        (a)    Liens securing the payment of any Indebtedness;

        (b)    Excepted Liens;

        (c)    Liens disclosed on SCHEDULE 9.02.

        (d) Liens securing capital leases allowed under Section 9.01(c), but only on the Property leased with such capital Leases.

        (e) Liens originally created to secure purchase money Debt permitted under Section 9.01(e), which in each case shall not exceed 100% of the lesser of the total purchase price and the fair market value of the Property acquired as determined at the time of acquisition; PROVIDED, THAT, (i) the Property to be purchased with the proceeds of such Debt shall be purchased not more than sixty (60) days prior to the date of the creation of such Lien and (ii) such Lien encumbers only the Property so acquired.

        Section 9.03 INVESTMENTS, LOANS AND ADVANCES. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

        (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Agent in SCHEDULE 9.03;

        (b)    accounts receivable arising in the ordinary course of business;

        (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

        (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

        (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

        (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

        (g)    investments in, or purchases of, dental practices, provided that:

               (i) such purchase is an Asset Purchase or Stock Purchase and, if such purchase is a Stock Purchase, such Acquired Entity shall be merged with and into Borrower or a Subsidiary, and such Subsidiary (if the surviving entity) shall have executed a Guaranty Agreement pursuant to Section 9.18 hereof and executed Security Instruments in favor of Agent in form and substance satisfactory to Agent;

               (ii) (A) any investment in excess of $5,000,000.00 in any one dental practice, (B) any investment in any dental practice which has incurred a net income loss calculated after adding back any adjustments for any owner's compensation as though the dental practice had been owned by the Borrower throughout the relevant pre-purchase period, for any of its last three fiscal years, or (C) any investment in any dental practice which has a total purchase price in excess of eight (8) times the EBITDA of such dental practice, shall require the prior written approval of the Agent and the Borrower shall deliver to Agent at least ten (10) Business Days prior to closing the purchase of any such dental practice (1) pro forma financial statements demonstrating continued compliance with all covenants in this Agreement following the inclusion of the target in Borrower's consolidated enterprise, (2) completed due diligence consisting of the information listed on EXHIBIT G, as approved by the Agent, (3) due diligence review conducted by Claymore Partners, Ltd. if such dental practice is in a region in which neither the Borrower nor any Subsidiary owns a dental practice as of the date hereof and the investment in such practice exceeds $5,000,000, (4) audited or reviewed financial statements of the dental practice to be acquired for the last three (3) years and interim period or, in lieu thereof, confirmation of profits, cash flows and accounts receivable of such dental practice by a third party acceptable to Agent, (5) an updated Borrowing Base Report in substantially the form of EXHIBIT E attached hereto, and (6) any additional information and/or documentation reasonably requested by the Agent;

               (iii) the Borrower shall deliver to Agent within ten (10) Business Days after closing the purchase of any such dental practice (1) pro forma financial statements demonstrating continued compliance with all covenants in this Agreement following the inclusion of the target in Borrower's consolidated enterprise, (2) completed due diligence consisting of the information listed on EXHIBIT G, as approved by the Agent, (3) for any investment in excess of $2,000,000, but less than or equal to $5,000,000, compiled financial statements of the dental practice to be acquired for the last three (3) years and interim period or, in lieu thereof, confirmation of profits, cash flows and accounts receivable of such dental practice by a third party acceptable to Agent, and for any investment less than $2,000,000, tax returns for the last three (3) years (4) an updated Borrowing Base Report in substantially the form of EXHIBIT E attached hereto, and (5) any additional information and/or documentation reasonably requested by the Agent.

        Section 9.04 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders.

        Section 9.05 SALES AND LEASEBACKS. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

        Section 9.06 NATURE OF BUSINESS. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business.

        Section 9.07 MERGERS, ETC. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, another Subsidiary or in connection with Section 9.03(g), except that any Subsidiary may merge into the Borrower or into any Wholly-Owned Subsidiary so long as the surviving Wholly- Owned Subsidiary is a Guarantor.

        Section 9.08 PROCEEDS OF NOTES. The Borrower will not permit the proceeds of the Revolving Credit Loans to be used for any purpose other than those permitted by Section 7.07 and not more than $5,000,000 of the Revolving Credit Loans in the aggregate will be used for general working capital purposes. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

        Section 9.09 ERISA COMPLIANCE. The Borrower will not at any time:

        (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

        (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

        (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

        (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of
Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

        (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

        (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

        (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

        (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

        (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

        (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

        Section 9.10 SALE OR DISCOUNT OF RECEIVABLES. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

        Section 9.11 RATIO OF FUNDED DEBT TO CAPITALIZATION. The Borrower will not permit its ratio of Total Funded Debt to Capitalization as of the end of any fiscal quarter to be greater than .5 to 1.0.

        Section 9.12 NET WORTH. The Borrower will not permit its Net Worth to be less than $22,500,000 at any time, with such minimum amount being permanently increased by an amount equal to 75% of positive net income of the Borrower during each fiscal quarter beginning with the fiscal quarter ended December 31, 1997, and 100% of equity capital raised by the Borrower after the Closing Date, provided, such minimum amount shall not be decreased as a result of any losses or negative earnings.

        Section 9.13 LEVERAGE RATIO. The Borrower will not permit its Leverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis; PROVIDED, HOWEVER, the first quarter test shall be for the quarter ended March 31, 1997 and the following rolling cumulative tests will begin with such quarter ending March 31, 1997 until a full four quarter test can be achieved) to be greater than 3.0 to 1.0. For any calculation period which would include one or more quarters prior to any Stock Purchase or any Asset Purchase or any other future acquisition of an entity, the "rolling four quarters" shall include the "pro forma" EBITDA of the applicable Acquired Entity for such prior periods adjusted to reflect costs and expenses which such Acquired Entity would have included had the Management Services Agreements between Borrower and/or any Subsidiary and such Acquired Entity been in effect (adding back appropriate executive salaries and non-cash charge offs relating to this transaction). As used in this Section 9.15, "LEVERAGE RATIO" shall mean the ratio of (i) Funded Debt to (ii) EBITDA.

        Section 9.14 FIXED CHARGE COVERAGE RATIO. The Borrower will not permit its Fixed Charge Coverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis; PROVIDED, HOWEVER, the first quarter test shall be for the quarter ended March 31, 1997 and the following rolling cumulative tests will begin with such quarter ending March 31, 1997 until a full four quarter test can be achieved) to be less than 1.25 to 1.0. For purposes of this
Section 9.16, "FIXED CHARGE COVERAGE RATIO" shall mean the ratio for the relevant period of (i) EBITDA, LESS taxes payable in cash, PLUS lease and rental expense to (ii) lease and rental expense, PLUS interest, PLUS, during the Revolving Credit Period, one-fifth (1/5) of the then-outstanding principal balance of the Revolving Credit Loans, PLUS, without duplication, current maturities of long-term debt, PLUS capital leases. For any calculation period which would include one or more quarters prior to any Stock Purchase or any Asset Purchase or any other future acquisition of an entity, the "rolling four quarters" shall include the "pro forma" EBITDA of the applicable Acquired Entity for such prior periods adjusted to reflect costs and expenses which such Acquired Entity would have included had the Management Services Agreements between Borrower and/or any Subsidiary and such Acquired Entity been in effect (adding back appropriate executive salaries and non-cash charge offs relating to this transaction).

        Section 9.15 CAPITAL EXPENDITURES. Without the prior written consent of the Agent, the Borrower will not make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures would exceed $6,000,000 during any consecutive 12 month period.

        Section 9.16 ENVIRONMENTAL MATTERS. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

        Section 9.17 TRANSACTIONS WITH AFFILIATES. Except pursuant to Management Services Agreements and the Accounts Receivable Purchase Agreements, neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

        Section 9.18 SUBSIDIARIES. The Borrower shall not create any additional Subsidiaries or permit any Subsidiary to do so without prior written approval of the Agent. In every such case, each new Subsidiary shall forthwith execute and deliver a Guaranty Agreement in favor of the Agent. The Borrower shall not and shall not permit any Subsidiary to sell or to issue any stock of a Subsidiary or any interest in a Special Entity. The Borrower shall not permit any Subsidiary to issue any stock except to the Borrower or any Guarantors and except in compliance with Section 9.03.

        Section 9.19 NEGATIVE PLEDGE AGREEMENTS. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

        Section 9.20 OTHER AGREEMENTS. Neither the Borrower nor any Subsidiary shall make or permit any material amendment or modification of the Management Services Agreements or the Accounts Receivables Purchase Agreements, except for those modifications required to comply with Government Requirements.

        Section 9.21 ACQUIRED ENTITIES. Notwithstanding anything to the contrary contained herein, the Borrower will not permit any Acquired Entity to create, incur, assume or permit to exist any Debt (other than the Indebtedness) or Lien (other than the Lien securing the payment of the Indebtedness), make any loans, advances or investments in any persons, or sell or transfer any of its property, whether now owned or hereafter acquired except for Debt and Liens in favor of the Borrower and Liens permitted by Section 9.02.

                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

        Section 10.01 EVENTS OF DEFAULT. One or more of the following events shall constitute an "EVENT OF DEFAULT":

        (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any fees or other amount payable by it hereunder or under any Security Instrument; PROVIDED, HOWEVER, if such default is a default on a payment of fees (other than fees under Section 2.04), and such default shall continue unremedied for a period of 30 days; or

        (b) the Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $250,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

        (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to any Lender pursuant to the provisions hereof or any Security Instrument, shall prove to have been materially false or misleading as of the time made or furnished in any material respect; or

        (d) the Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by any Lender or (ii) the Borrower otherwise becoming aware of such default; or

        (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

        (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

        (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

        (h) a judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be (i) fully covered by insurance owned or held by the Borrower or such Subsidiary, as applicable, under a policy or policies which are in full force and effect, or
(ii) procured, within thirty (30) days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

        (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

        (j)    the Borrower discontinues its usual business; or

        (k) Guarantors takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof or if any provision of any guaranty agreement related thereto shall for any reason cease to be valid and binding on Guarantors or if Guarantors shall so state in writing; or

        (l) Any Acquired Entity or any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or
(h) hereof; or

        (m) Any Management Services Agreement or any Accounts Receivable Purchase Agreement terminates or a default by the Borrower occurs thereunder; or

        (n) any modification or amendment of any Management Services Agreement or any Accounts Receivable Purchase Agreement is made that could result in a monetary impact to the Borrower without the prior written consent of the Agent; or

        (o) A Change of Control occurs.

        Section 10.02  REMEDIES.

        (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clauses (k) and (l) to the extent they relates to clauses (e), (f) or (g), the Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

        (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clauses (k) and (l) to the extent they relate to clauses (e), (f) or (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

        (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI

                                    THE AGENT

        Section 11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of
Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, its Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent. The Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

        Section 11.02 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

        Section 11.03 DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

        Section 11.04 RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and NationsBank and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

        Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT AND THE ISSUING BANK RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT OR THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT OR THE ISSUING BANK, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR THE ISSUING BANK.

        Section 11.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder and copies of the documents required to be provided to the Agent under Article VI, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

        Section 11.07 ACTION BY AGENT. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

        Section 11.08 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                   ARTICLE XII

                                  MISCELLANEOUS

        Section 12.01 WAIVER. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

        Section 12.02 NOTICES. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents, except that for notices and other communications to the Agent other than payment of money, the Borrower need only send such notices and communications to the Agent care of the Houston address of NationsBank; or, as to any party, at such other address as shall be desig nated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

        Section 12.03  PAYMENT OF EXPENSES, INDEMNITIES, ETC.

        (a)    The Borrower agrees:

               (i) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Agent and, in the case of enforcement (including, without limitation, bankruptcy and workout matters), the reasonable fees and disbursements of counsel for the Agent, the Issuing Bank, and any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

               (II) TO INDEMNIFY THE AGENT, THE ISSUING BANK, AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

               (III) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY,
        (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD

        RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(A)(III) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

        (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

        (c) In the case of any indemnification hereunder, the Agent, the Issuing Bank or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

        (D) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

        (e) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

        (f) The Borrower shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

        Section 12.04 AMENDMENTS, ETC. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Loans, postpones the scheduled payment date of any amount owing under any Loan Document, increases the Aggregate Maximum Revolving Credit Amounts, modifies the Borrowing Base, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases any guarantor of the Indebtedness or releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03(a), this Section 12.04 or
Section 12.06(a) or modifies the definition of "Majority Lenders" or "Revolving Credit Termination Date" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Revolving Credit Amount or the Term Commitment of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

        Section 12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 12.06  ASSIGNMENTS AND PARTICIPATIONS.

        (a) The Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Agent.

        (b) Any Lender may, upon the written consent of the Agent and, if no Event of Default has occurred and is continuing, the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement; PROVIDED, HOWEVER, that (i) any such assignment shall be in the amount of at least $5,000,000 or such lesser amount to which the Borrower has consented and (ii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $3,000 for each assignment. Any such assignment will become effective upon the execution and delivery to the Agent of the assignment and the consent of the Agent and the Borrower, if applicable. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new ANNEX I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

        (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, PROVIDED that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Indebtedness or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, PROVIDED that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

        (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15.

        (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

        (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

        Section 12.07 INVALIDITY. In the event that any one or more of the provisions contained in any of the Loan Documents, the Letter of Credit Agreements, or the Letters of Credit shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any Security Instrument.

        Section 12.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        Section 12.09 REFERENCES. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

        Section 12.10 SURVIVAL. The obligations of the parties under Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

        Section 12.11 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

        (A) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

        (B) SUBJECT TO SECTION 12.17, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY
LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY

OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

        (C) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

        (D) THE BORROWER, THE AGENT AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

        Section 12.14 INTEREST. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.

        Section 12.15 CONFIDENTIALITY. In the event that the Borrower provides to the Agent or the Lenders written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Lender may disclose any such information to any other Lender, any independent consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; PROVIDED, HOWEVER, that the Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

        Section 12.16 EFFECTIVENESS. This Agreement shall be effective on the Closing Date.

        Section 12.17 BINDING ARBITRATION.

        (A) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO, INCLUDING BUT NOT LIMITED TO, THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE SECURITY INSTRUMENTS, INCLUDING ANY CLAIM OR CONTROVERSY OF ANY KIND BASED ON OR ARISING IN TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OR JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. ("J.A.M.S."), AND THE RULES SET FORTH IN SECTION 12.17(B) BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE RULES SET FORTH IN SECTION 12.17(B) BELOW SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THE NOTES OR ANY OTHER SECURITY INSTRUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OR ANY CONTROVERSY OR CLAIM TO WHICH EITHER THE NOTES, THIS AGREEMENT OR ANY OTHER SECURITY INSTRUMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

        (B) THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF HOUSTON, TEXAS AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION, AND THE ARBITRATOR SHALL, ONLY UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARINGS FOR AN ADDITIONAL 60 DAYS.

        (C) NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE OR ANY WAIVERS CONTAINED IN THIS AGREEMENT, THE NOTES, THE GUARANTY AGREEMENT OR THE OTHER SECURITY INSTRUMENTS; (II) BE A WAIVER BY ANY LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SS.91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR
(III) LIMIT THE RIGHT OF ANY LENDER TO (A) EXERCISE SELF HELP REMEDIES SUCH AS, BUT NOT LIMITED TO, SETOFF, (B) FORECLOSE AGAINST ANY COLLATERAL, WHETHER REAL OR PERSONAL PROPERTY, OR (C) OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS, BUT NOT LIMITED, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. ANY LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON COLLATERAL, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THE NOTES, THIS AGREEMENT OR THE OTHER SECURITY INSTRUMENTS. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING THE RESORT TO SUCH REMEDIES.

        (D) THE PROVISIONS OF THIS SECTION 12.17 SHALL SURVIVE ANY TERMINATION, AMENDMENT, OR EXPIRATION OF THE SECURITY INSTRUMENTS. EACH PARTY AGREES TO KEEP ALL DISPUTES AND ARBITRATION PROCEEDINGS STRICTLY CONFIDENTIAL, EXCEPT FOR DISCLOSURES OF INFORMATION REQUIRED IN THE ORDINARY COURSE OF ITS BUSINESS OR BY APPLICABLE LAW OR REGULATION.

        (E) NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO LIMIT THE RIGHT OF THE BORROWER TO OBTAIN INJUNCTIVE RELIEF AGAINST ANY LENDER PRIOR TO OR DURING THE PENDENCY OF ANY ARBITRATION PROCEEDING BASED ON VIOLATIONS BY ANY LENDER OF ANY LENDER'S AGREEMENTS WITH THE BORROWER, SO LONG AS THE INJUNCTIVE RELIEF IS LIMITED TO RESTRAINING ANY LENDER FROM EXERCISING ITS RIGHTS AND REMEDIES UNTIL THE ARBITRATION PROCEEDING (IN PROCESS OR INITIATED BY THE BORROWER OR ANY LENDER IN CONJUNCTION WITH THE REQUEST FOR SUCH INJUNCTIVE RELIEF) HAS BEEN COMPLETED AND ARBITRATION AWARD HAS BEEN MADE.

        Section 12.18 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

                         [SIGNATURES BEGIN ON NEXT PAGE]

        The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                          CASTLE DENTAL CENTERS, INC.

                                   By:____________________________
                                   Name: Jack H. Castle, Jr.
                                   Title: Chairman and Chief Executive Officer

                                   Address for Notices:

                                   1360 Post Oak Boulevard
                                   Suite 1300
                                   Houston, Texas  77056
                                   Telecopier No.       (713) 513-1401
                                   Telephone No.:       (713) 513-1400
                                   Attention:           Jack H. Castle, Jr.

                               Signature Page - 1

AGENT:                              NATIONSBANK OF TEXAS, N.A.

                                    By:____________________________________
                                       Margaret H. Barradas
                                       Senior Vice President

                                    Lending Office for Base Rate Loans and
                                    Eurodollar Loans:

                                    700 Louisiana Street
                                    7th Floor
                                    Houston, Texas 77002

                                    Address for Notices:

                                    700 Louisiana Street 7th
                                    Floor Houston, Texas 77002
                                    Telecopier No.       (713) 247-7175
                                    Telephone No.:       (713) 247-6056
                                    Attention:           Margaret H. Barradas

                               Signature Page - 2

LENDERS:                             THE SUMITOMO BANK, LIMITED

                                     By:_____________________________
                                        Richard Menchaca
                                        Vice President

                                     By:_____________________________
                                        Bruce Portillo
                                        Vice President & Manager

                                     Lending Office for Base Rate Loans and
                                     Eurodollar Loans:

                                     233 S. Wacker Drive
                                     Suite 5400
                                     Chicago, Illinois 60606

                                     Address for Notices:

                                     909 Fannin Street
                                     Suite 3750
                                     Houston, Texas  77010-1086
                                     Telecopier No.:  713/759-1419
                                     Telephone No.:  713/759-0770
                                     Attention:  Denise Rodriguez

                               Signature Page - 3

                                     ANNEX I

             LIST OF MAXIMUM REVOLVING CREDIT AMOUNTS AND TERM LOANS

                                                         MAXIMUM REVOLVING
        NAME OF LENDER            PERCENTAGE SHARE         CREDIT AMOUNT            TERM LOAN
       ----------------          ------------------     -------------------        ------------
NationsBank of Texas, N.A.             60.00%               $15,000,000             $1,800,000
The Sumitomo Bank, Limited             40.00%               $10,000,000             $1,200,000
        TOTAL                           100%                $25,000,000             $3,000,000

                                     Annex-1

                                   EXHIBIT A-1

                          FORM OF REVOLVING CREDIT NOTE

$_____________________________                       ___________________, 1997


        FOR VALUE RECEIVED, CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER") hereby promises to pay to the order of ______________________________ (the "LENDER"), at the Principal Office of
NationsBank of Texas, N.A., as Agent (the "AGENT"), at 700 Louisiana, Houston, Texas 77002, the principal sum of _____________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

        The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Revolving Credit Note, endorsed by the Lender on the scheduleS attached hereto or any continuation thereof.

        This Revolving Credit Note is one of the Notes referred to in the Credit Agreement dated as of November 7, 1997 among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Agent, and evidences Revolving Credit Loans made by the Lender thereunder (such Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Revolving Credit Note have the respective meanings assigned to them in the Credit Agreement.

        This Revolving Credit Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Revolving Credit Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Revolving Credit Note.

                                      A-1-1

        THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.


                                        CASTLE DENTAL CENTERS, INC.

                                        By:_____________________________
                                        Name:
                                        Title:

                                      A-1-2

                                   EXHIBIT A-2

                                FORM OF TERM NOTE

$_____________________________                        ___________________, 1997


        FOR VALUE RECEIVED, CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER") hereby promises to pay to the order of ______________________________ (the "LENDER"), at the Principal Office of
NationsBank of Texas, N.A., as Agent (the "AGENT"), at 700 Louisiana, Houston, Texas 77002, the principal sum of _____________ Dollars ($____________) in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest, at such office, in like money and funds, at the rates per annum and on the dates provided in the Credit Agreement.

        Each payment made on account of the principal and interest hereof shall be recorded by the Lender on its books.

        This Term Note is one of the Notes referred to in the Credit Agreement dated as of November 7, 1997 among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Agent, and evidences the Term Loan made by the Lender thereunder (such Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Term Note have the respective meanings assigned to them in the Credit Agreement.

        This Term Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Term Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to the Term Note.

        THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.


                                        CASTLE DENTAL CENTERS, INC.

                                        By:_____________________________
                                        Name:
                                        Title:

                                      A-2-1

                                    EXHIBIT B

             FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST

                          _____________________, 199__

        CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER"), pursuant to the Credit Agreement dated as of November 7, 1997, among the Borrower, each of the lenders that is a signatory thereto or which becomes a signatory thereto as provided in Section 12.06 (individually, together with its successors and assigns, a "LENDER" and, collectively, the "LENDERS"), and NationsBank of Texas, N.A., as Agent (in such capacity, the "AGENT") for itself and each of the Lenders (the "CREDIT AGREEMENT") hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

        1.     Revolving Credit Loans:

        (a)    Aggregate amount of new Revolving Credit Loans to be

               $________________________;

        (b) Requested funding date is _________________, 199__ (which date is prior to the Revolving Credit Termination Date;

        (c) $_____________________ of such borrowings are to be Eurodollar Loans; $_____________________ of such borrowings are to be Base Rate Loans;

        (d) Length of Interest Period for Eurodollar Loans (if applicable) is: _________________________; and

        (e) $_____________________ of the requested Revolving Credit Loans is for general working capital purposes.

        2. Eurodollar Loan Continuation for Eurodollar Loans maturing on __________________________:

        (a) Aggregate amount to be continued as Eurodollar Loans is $____________________;

        (b) Aggregate amount to be converted to Base Rate Loans is $____________________;

        (c)     Length of Interest Period for continued Eurodollar Loans is
                _____________________.

        3.     Conversion of Outstanding Base Rate Loans to Eurodollar Loans:

               Convert $__________________ of the outstanding Base Rate Loans to Eurodollar Loans on ____________________ with an Interest Period of _________________________.


               Requested funding date:_________________________.

        4.     Term Loans (applicable for Initial Funding only):

        (a)    Aggregate amount of Term Loans to be $3,000,000;

        (b)    Requested funding date is the Closing Date.

        (c) $________________ of such borrowings are to be Eurodollar Loans. $________________ of such borrowings are to be Base Rate Loans; and

        (d) Length of Interest Period for Eurodollar Loans (if applicable) is ______________.

        The undersigned certifies that he is the _____________________ of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                                            CASTLE DENTAL CENTERS, INC.

                                            By:_________________________________
                                            Name:

                                            Title:

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

       The undersigned hereby certifies that he is the ________________ of CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER"), and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of November 7, 1997 (together with all amendments or supplements thereto being the "AGREEMENT") among the Borrower, each of the lenders that is a signatory thereto or which becomes a signatory thereto as provided in Section 12.06 (individually, together with its successors and assigns, a "LENDER" and, collectively, the "LENDERS"), and NationsBank of Texas, N.A., as Agent (in such capacity, the "AGENT") for itself and each of the Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

               (a) The representations and warranties of the Borrower contained in Article VII of the Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Agreement.

               (b) The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

               (c) Neither the Borrower nor any Subsidiary has incurred any material liabilities, direct or contingent, since December 31, 1996, except those set forth in SCHEDULE 7.02 to the Agreement and except those allowed by the terms of the Agreement or consented to by the Agent in writing.

               (d) Since December 31, 1996, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which would have a Material Adverse Effect.

               (e) There exists, and, after giving effect to the Loans with respect to which this certificate is being delivered, will exist, no Default under the Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower or any Subsidiary, or under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound.

               (f) The following computations reflect compliance with the following Sections of the Agreement:

               Section 9.11  Ratio of Total Funded Debt to Capitalization

               Section 9.12  Net Worth

               Section 9.13  Leverage Ratio

               Section 9.14  Fixed Charge Coverage Ratio

       EXECUTED AND DELIVERED this ____ day of ______________.

                                            CASTLE DENTAL CENTERS, INC.

                                            By:________________________
                                            Name:
                                            Title:

                                    EXHIBIT D

                          LIST OF SECURITY INSTRUMENTS

1.      Security Agreement from Borrower

2.      Financing Statement relating to Document No.1

3. Security Agreement from JHCDDS, Inc., formerly known as Jack H. Castle D.D.S., Inc. ("JHC")

4.      Financing Statement relating to Document No.3

5. Security Agreement from Castle Dental Centers of Tennessee, Inc. ("Castle Tennessee")

6.      Financing Statement relating to Document No. 5

7. Security Agreement from Castle Dental Centers of Florida, Inc. ("Castle Florida")

8.      Financing Statement relating to Document No. 7

9.      Security Agreement from Castle Dental Centers of Texas, Inc. ("Castle
        Texas")

10.     Financing Statement relating to Document No. 9

11.     Security Agreement (Stock Pledge) from Borrower

12.     Financing Statement relating to Document No. 11

13. Assignment Separate from Stock Certificate (a) Castle Tennessee (b) Castle Florida (c) Castle Texas

14. Accounts Receivable Purchase Agreements (a) Castle Tennessee (b) Castle Florida (c) Castle Texas

15. Financing Statement relating to Document No. 14, naming Agent as Assignee. (a) Castle Tennessee (b) Castle Florida (c) Castle Texas

16.     Guaranty Agreement

               (a)    JHC
               (b)    Castle Tennessee
               (c)    Castle Florida
               (d)    Castle Texas

                                    EXHIBIT E

                          FORM OF BORROWING BASE REPORT

The undersigned hereby certifies that he is the ______________________ of CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER"), and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of November 7, 1997 (together with all amendments or supplements thereto being the "AGREEMENT") among the Borrower, each of the lenders that is a signatory thereto or which becomes a signatory thereto as provided in Section 12.06 (individually, together with its successors and assigns, a "LENDER" and, collectively, the "LENDERS"), and NationsBank of Texas, N.A., as Agent (in such capacity, the "AGENT") for itself and each of the Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

Borrower Consolidated Net Income                             ______________
       Plus    Interest                                      +_____________
               Depreciation, Depletion & Amortization        +_____________
               Taxes                                         +_____________

Consolidated EBITDA                                          ______________
       Plus    acquisition EBITDA*                           +_____________

Available EBITDA                                             ______________

                                                                    X 3.0

Total Availability                                           ______________

Available to Borrow                                          ______________
       (up to $25,000,000** less Revolving Credit Loans and Term Loans to date)

*FOR ANY CALCULATION PERIOD WHICH WOULD INCLUDE ONE OR MORE QUARTERS PRIOR TO THE STOCK PURCHASE OR ASSET PURCHASE OR FUTURE ACQUISITION OF AN ENTITY, THE ROLLING FOUR QUARTERS SHALL INCLUDE THE "PRO- FORMA" EBITDA OF ANY APPLICABLE ACQUIRED ENTITY FOR SUCH PRIOR PERIODS ADJUSTED TO REFLECT COSTS AND EXPENSES WHICH SUCH APPLICABLE ACQUIRED ENTITY WOULD HAVE INCLUDED HAD THE MANAGEMENT SERVICES AGREEMENT BETWEEN BORROWER AND/OR ANY SUBSIDIARY AND SUCH ACQUIRED ENTITY BEEN IN EFFECT (ADDING BACK APPROPRIATE EXECUTIVE SALARIES AND NON-CASH CHARGE-OFFS RELATING TO SUCH TRANSACTION).

**UPON OCCURRENCE OF THE EVENTS CONTEMPLATED IN SECTION 2.03(D), $25,000,000 SHALL BE REPLACED WITH THE AMOUNT $30,000,000.

       Executed and delivered on this the ____ day of _______________.

                                            CASTLE DENTAL CENTERS, INC.

                                            By:________________________________
                                               Name:
                                               Title:

                                    EXHIBIT F

                          FORM OF OFFICER'S CERTIFICATE

       The undersigned hereby certifies that he is the ________________ of CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER"), and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of November 7, 1997 (together with all amendments or supplements thereto being the "AGREEMENT") among the Borrower, each of the lenders that is a signatory thereto or which becomes a signatory thereto as provided in Section 12.06 (individually, together with its successors and assigns, a "LENDER" and, collectively, the "LENDERS"), and NationsBank of Texas, N.A., as Agent (in such capacity, the "AGENT") for itself and each of the Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

               (a) The representations and warranties of the Borrower contained in Article VII of the Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Agreement.

               (b) The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

               (c) Neither the Borrower nor any Subsidiary has incurred any material liabilities, direct or contingent, since December 31, 1996, except those set forth in SCHEDULE 7.02 to the Agreement and except those allowed by the terms of the Agreement or consented to by the Agent in writing.

               (d) Since December 31, 1996, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which would have a Material Adverse Effect.

               (e) There exists, and, after giving effect to the Loans with respect to which this certificate is being delivered, will exist, no Default under the Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower or any Subsidiary, or under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound.

               (f) Following a New Acquisition, all representations and warranties of the Borrower contained in Article VII of the Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Security Instruments will be true and correct considering the [new Subsidiary and Acquired Entity] as a party referred to in such representations and warranties. EXECUTED AND DELIVERED this ____ day of ______________.

                                            CASTLE DENTAL CENTERS, INC.

                                            By:_____________________________
                                            Name:
                                            Title:

                                    EXHIBIT G

                               DUE DILIGENCE ITEMS

A.             OPERATIONS AND MATERIAL AGREEMENTS

        A-1 List of all surviving subsidiaries and affiliated entities, including jurisdiction of incorporation.

B.             FACILITIES

        B-1 Most recent appraisals and environmental site assessments for all properties.

        B-2 Agreements providing for options or other rights to purchase, lease or sell facilities.

        B-3     Listing by offices of size, number of chairs, etc.

        B-4 Projection of required capital expenditures to get facilities to status needed for expected orthodontic and dental volume.

C.             MANAGEMENT

        C-1 Agreements with offices regarding employment, compensation, indemnification, severance or any other matter.

        C-2     Resumes or background information on key officers/managers.

D.             EMPLOYEES AND INDEPENDENT CONTRACTORS

        D-1 Listing of licenses held by all dentists and other licensed professionals and number of years in practice.

        D-2     Dentist/Provider turnover in last 3 years.

E.             INSURANCE

        E-1 Description of insurance covering facilities (including name of carrier, plan and/or policy number, type of coverage, amounts of coverage (per occurrence and total), amounts of deductibles (per occurrence and aggregate), annual premium, status of premium payment for current year, expiration date, etc.

        E-2 Listing of all pending insurance claims or series of claims in excess of $10,000.

        E-3 Documents showing medical/dental malpractice insurance coverages held by parent, subsidiaries and dentists.

        E-4 Listing of all pending and historical malpractice claims for last 3 years.

F.             LEGAL PROCEEDINGS AND AUDITOR'S REPORTS

        F-1 Description of existing and unsatisfied judgments, consent decrees, other decrees or orders, settlement agreements or other agreements requiring or prohibiting any future activities (including title of proceeding, names of parties, nature of dispute, details of judgment, and any other relevant information).

        F-2 Description of historical and pending lawsuits, other legal proceedings, arbitration proceedings or administrative proceedings or governmental investigations or inquiries (including title of proceedings, names of parties, amount in controversy, nature of dispute, status of proceeding, and name, address and telephone number of counsel) in last 3 years.

        F-3 Description of threatened or anticipated lawsuits, other legal proceedings, arbitration proceedings or administrative proceedings or governmental investigations or inquiries (including names of parties, amount in controversy, nature of dispute, and any other relevant information).

        F-4 Attorneys' letters to auditors describing legal proceedings for the last three years and any opinions or other assessments of attorneys as to any pending or threatened legal proceedings, lawsuits, arbitration proceedings, administrative proceedings or governmental investigations or inquiries.

        F-5 All letters from independent public accountants regarding control systems, methods of accounting, etc. and any management responses thereto.

        F-6 State dental board investigations on parent, subsidiaries and individual providers.

G.             INDEBTEDNESS

        G-1 Listing of all indebtedness and liens identified as to be paid off or to be assumed.

        H.      FINANCIAL MATTERS

        H-1 Consolidated and consolidating Financial statements (with any reports thereon) for the last five fiscal years, showing individual performance of labs, each office and subsidiaries.

        H-2     Most recent balance sheet, consolidated and consolidating.

        H-3 Consolidated and consolidating Income statement for current year-to-date and most recent quarterly period with comparable prior year, quarterly and year-to-date periods.

        H-4 Accountants' management letters for the last three fiscal years. Copy of accountants' Peer Review.

        H-5 Aging of accounts payable as of latest practicable date with explanation of aging, reserving and chart-off methodologies.

        H-6     List of trade accounts payable as of latest practicable date.

        H-7     Advertising expenditures by locales for latest fiscal year.

        H-8 Breakdown of revenues by dental, orthodontics, etc. for past three years, consolidated and consolidating.

        H-9 Analysis of net receipts to gross patent charges. Breakdown of revenues between fee for services, managed case.

        H-10 List of amounts owed to/due from shareholder and executive officers and other employees.

        H-11 Description of all compensation, direct or indirect, including fringe benefits prerequisites, leases, lease overrides paid to Dr. Bilyeu.

        H-12 Provide documentation related to accounting and dental software systems presently in use. Provide access to procedures manuals.

I.             MISCELLANEOUS

        I-1     Banking references, DMO references, managed care references.

        I-2     Market demographics:

                      o      Other multi-location providers/competitors
                      o      major employers
                      o      DMO penetration

                                    EXHIBIT H

                                     FORM OF
                             SUBORDINATION AGREEMENT

       This Subordination Agreement dated as of _____________ ("AGREEMENT"), is made by ____________________________ ("SUBORDINATED CREDITOR"), and CASTLE DENTAL CENTERS, INC., a Delaware corporation ("DEBTOR"), in favor of NATIONSBANK OF TEXAS, N.A., THE SUMITOMO BANK, LIMITED as agent for the senior creditors defined below ("AGENT").

                                         INTRODUCTION

       Reference is made to the Credit Agreement dated as of November 7, 1997 (as modified from time to time, the "CREDIT AGREEMENT"), among the Debtor, the Agent and the banks party thereto ("SENIOR CREDITORS"). It is a condition precedent to the Senior Creditors' permitting the Debtor to incur the indebtedness represented by the Subordinated Note that the Subordinated Creditor enter into this Agreement. In consideration of the foregoing and for other good and valuable consideration, the Subordinated Creditor, the Debtor, and the Senior Creditors hereby agree as follows:

Section 1. DEFINITIONS.  The following terms shall have the following meanings:

       "EVENT OF DEFAULT" means any "Default" or "Event of Default" as defined in, and which may occur under, the Credit Agreement.

       "LOAN DOCUMENTS" shall have the meaning specified by the Credit
Agreement.

       "SENIOR DEBT" means (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Debtor to Senior Creditors under the Credit Agreement, the Loan Documents, and any other instrument or agreement related thereto and (b) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations.

       "SUBORDINATED DEBT" means all present and future indebtedness, liabilities, and obligations of any kind owed by the Debtor to the Subordinated Creditor, including debt obligations, equity obligations, and other contractual obligations requiring payments of any kind to be made to the Subordinated Creditor, whether such indebtedness, liabilities, and obligations are absolute or contingent, joint, several, or independent, arising by operation of law or contract, created directly with the Subordinated Creditor or acquired by assignment, participation, or otherwise, or direct or indirect (including indebtedness, liabilities, and obligations of the Debtor to the Subordinated Creditor as a result of either's membership in any partnership, syndicate, association, or other group, and whether incurred by the Debtor as principal, guarantor, surety, endorser, accommodation party, or otherwise). Subordinated Debt specifically includes the Subordinated Note.

       "SUBORDINATED NOTE" means the $___________ Note dated as of _______________, made by the Debtor and payable to the order of the Subordinated Creditor, as the same may be increased, extended, rearranged, amended, supplemented, and otherwise modified from time to time in accordance with this Agreement.

Section 2. TERMS OF SUBORDINATION. Unless and until the Senior Debt shall have been irrevocably paid in full and the Senior Creditors shall have no commitment to extend further Senior Debt, the payment and performance of the Subordinated Debt is hereby made expressly subordinate and junior in right of payment and performance to the prior payment and performance of all obligations and liabilities under the Senior Debt to the extent and in the manner set forth in this Section 2:

       2.1     LIMITATION ON PAYMENTS.

               (a) No payment or prepayment of any sum on the Subordinated Debt, whether by acceleration or otherwise, shall be made, if at the time of such payment, prepayment, or immediately after giving effect thereto there shall exist a default in the payment or prepayment with respect to any of the Senior Debt, or immediately after giving effect thereto (i) there shall exist a default in the payment or prepayment of the principal or interest with respect to any of the Senior Debt or (ii) there shall have occurred, or after giving effect to such payment there shall occur, an Event of Default (other than an Event of Default in the payment of prepayment of principal or interest with respect to any of the Senior Debt) permitting the Senior Creditors to accelerate the maturity thereof (with notice, lapse of time, or both) and such Event of Default shall not have been cured or waived to the satisfaction of the Senior Creditors.

               (b) If at any time there shall occur an Event of Default, the Subordinated Creditor shall not be entitled to receive any payment on the Subordinated Debt before the earlier of (i) cure of the Event of Default to the satisfaction of the Senior Creditors or (ii) the irrevocable payment in full of the Senior Debt and the termination of all commitments to extend Senior Debt.

               (c) In the event that any Subordinated Debt is declared due and payable before their expressed maturity because of the occurrence of an event of default (under circumstances when the provisions of the foregoing paragraphs (a) or (b) are not applicable), the Senior Creditors shall be entitled to receive payment in full of all principal, interest, and other sums outstanding in connection with the Senior Debt before the Subordinated Creditor is entitled to receive any payment on account of such Subordinated Debt.

               (d) Any payments received by the Subordinated Creditor in violation of this Agreement shall be held by the Subordinated Creditor in trust for the benefit of the Senior Creditors and shall be immediately turned over to the Agent in the form received (together with any necessary endorsements) for application to the Senior Debt until all outstanding Senior Debt has been irrevocably paid in full.

       2.2 SUBORDINATION ON LIQUIDATION. Upon any receivership, insolvency proceeding, bankruptcy proceeding, assignment for the benefit of creditors, reorganization, arrangement with creditors, sale of assets for creditors, dissolution, liquidation, or marshalling of the assets of the Debtor (each, a "BANKRUPTCY EVENT"), all amounts due with respect to the Senior Debt shall be irrevocably paid in full before the Subordinated Creditor shall be entitled to collect or receive any payment with respect to the Subordinated Debt. Any payments received by the Subordinated Creditor in such proceedings shall be held by the Subordinated Creditor in trust for the benefit of the

Senior Creditors and shall be immediately turned over to the Agent in the form received (together with any necessary endorsements) for application to the Senior Debt until all outstanding Senior Debt has been irrevocably paid in full.

       2.3 SUBORDINATION OF LIENS. The Subordinated Creditor will not create, assume, or suffer to exist any lien, security interest, or assignment of collateral securing the repayment of the Subordinated Debt. Any such judgment lien, and any other lien, security interest, or assignment existing in violation of the foregoing shall be fully subordinate to any lien, security interest, or assignment in favor of the Senior Creditors which secures any of the Senior Debt. At the request of the Senior Creditors, the Subordinated Creditor and the Debtor will take any and all steps necessary to fully effect the release of any such lien, security interest, assignment, or collateral.

       2.4 FURTHER ASSURANCES. The Subordinated Creditor and the Debtor agree to execute any and all other instruments requested by the Senior Creditors to further evidence the subordination of the Subordinated Debt to the Senior Debt as herein provided.

Section 3. SUBORDINATION ABSOLUTE. This is an irrevocable agreement of subordination and the Senior Creditors may, without notice to any of the parties hereto and without impairing or releasing the obligations of the Debtor and the Subordinated Creditor hereunder, (a) create Senior Debt by extending credit under the Credit Agreement; (b) change the terms of or increase the amount of the Senior Debt by increasing, extending, rearranging, amending, supplementing, or otherwise modifying any of the Loan Documents or other instruments or agreements creating Senior Debt; (c) sell, exchange, release, or otherwise deal with any collateral securing any Senior Debt; (d) release anyone, including the Debtor or any guarantor, liable in any manner for the payment or collection of any Senior Debt; (e) exercise or refrain from exercising any rights against the Debtor or any other Person; and (f) apply any sums received by any of the Senior Creditors, from whatever source, to the payment of the Senior Debt.

Section 4.     PROVISIONS REGARDING SUBORDINATED DEBT.

       4.1 There may be no increases, extensions, rearrangements, amendments, supplements, or other modifications to the Subordinated Note which increase the principal amount of, increase the interest rate payable on, or accelerate the scheduled principal and interest payments on the Subordinated Note without the prior written permission of the Senior Creditors.

       4.2 The Subordinated Creditor will cause all Subordinated Debt to be evidenced by a note, debenture, instrument, or other writing evidencing the Subordinated Debt and will inscribe a statement or legend thereon to the effect that such note, debenture, instrument, or other writing is subordinated to the Senior Debt in favor of the Senior Creditors in the manner and to the extent set forth in this Agreement.

       4.3 The Subordinated Creditor shall mark the books of Subordinated Creditor to show that the Subordinated Debt is subordinated to the Senior Debt in the manner and to the extent set forth in this Agreement and cause all financial statements of the Subordinated Creditor hereafter prepared for delivery to any person to make specific reference to the provisions of this Agreement.

       4.4 The Subordinated Creditor shall not assign or otherwise transfer to any other person any interest in the Subordinated Debt unless the Subordinated Creditor causes the assignee or other transferee to execute and deliver to the Senior Creditors a subordination agreement in substantially the form of this Agreement or otherwise acknowledges to the reasonable satisfaction of the Senior Creditors the subordination of the Subordinated Debt in accordance with this Agreement.

Section 5.     MISCELLANEOUS.

       5.1 To the extent not paid by the Debtor, the Subordinated Creditor shall reimburse the Senior Creditors for all reasonable expenses of the Senior Creditors, including reasonable charges and disbursements of legal counsel for the Senior Creditors, in connection with the execution, amendment, modification, waiver, and interpretation of this Agreement, and the administration, preservation, and enforcement of any rights of the Senior Creditors under this Agreement. To the extent not paid by the Debtor, the Subordinated Creditor shall indemnify the Senior Creditors against all claims, liabilities, damages, and expenses in connection with any litigation or proceeding relating to this Agreement, INCLUDING CLAIMS CAUSED BY THE SENIOR CREDITORS' OWN NEGLIGENCE, EXCEPT AS A RESULT OF THE SENIOR CREDITORS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Senior Creditors are hereby authorized to setoff and apply any obligations owed by the Senior Creditors to the Debtor against any obligations of the Debtor under this Agreement. The provisions of this paragraph shall survive termination of this Agreement.

       5.2 This Agreement shall be governed by the laws of the State of Texas. If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. The Senior Creditors' remedies under this Agreement shall be cumulative, and no delay in enforcing this Agreement shall act as a waiver of the Senior Creditors' rights hereunder. The provisions of this Agreement may be waived or amended only in a writing signed by all of the parties hereto. This Agreement shall bind the Subordinated Creditor and the Debtor and their successors and assigns and shall inure to the benefit of the Senior Creditors and their successors and assigns. This Agreement may be executed in multiple counterparts which together shall constitute one and the same agreement. Unless otherwise specified, all notices provided for in this Agreement shall be in writing, delivered to the following addresses:

If to the Subordinated Creditor:

       _____________________________
       _____________________________
       Telephone:___________________
       Telecopier:__________________

If to the Debtor:

       Castle Dental Centers, Inc.
       Attn: Jack H. Castle, Jr.
       1360 Post Oak Boulevard
       Houston, Texas  77056
       Telephone:     (713) 513-1401
       Telecopier:    (713) 513-1400

If to the Senior Creditors:

       NationsBank of Texas, N.A.
       Attn: Margaret H. Barradas
       700 Louisiana, 7th Floor
       Houston, Texas  77002
       Telephone:     713-247-6056
       Telecopier:    713-247-7175

or to such other address as shall be designated by one party in writing to the other parties. Notice sent by telecopy shall be deemed to be given and received when receipt of such transmission is acknowledged, and delivered notice shall be deemed to be given and received when receipted for by, or actually received by, an authorized officer of the receiving party.

THIS WRITTEN AGREEMENT AND THE RELATED CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       EXECUTED as of the date first above written.

                                            NATIONSBANK OF TEXAS, N.A.

                                            By:________________________
                                            Name:
                                            Title:

                                            THE SUMITOMO BANK, LIMITED

                                            By:________________________
                                            Name:
                                            Title:

                                            By:________________________
                                            Name:
                                            Title:

                                            CASTLE DENTAL CENTERS, INC.

                                            By:________________________
                                            Name:
                                            Title:

                                            ____________________________
                                               [Subordinated Creditor]

                                  SCHEDULE 3.01

                         TERM LOAN AMORTIZATION SCHEDULE

          PAYMENT DATE                 PAYMENT AMOUNT ($)             PRINCIPAL BALANCE ($)
          ------------                 ------------------             ---------------------
          Closing Date                        ----                          3,000,000
            3/15/98                        150,000.00                     2,850,000.00
            6/15/98                        150,000.00                     2,700,000.00
            9/15/98                        150,000.00                     2,550,000.00
            12/15/98                       150,000.00                     2,400,000.00
            3/15/99                        187,500.00                     2,212,500.00
            6/15/99                        187,500.00                     2,025,000.00
            9/15/99                        187,500.00                     1,837,500.00
            12/15/99                       187,500.00                     1,650,000.00
            3/15/00                        187,500.00                     1,462,500.00
            6/15/00                        187,500.00                     1,275,000.00
            9/15/00                        187,500.00                     1,087,500.00
            12/15/00                       187,500.00                      900,000.00
            3/15/01                        187,500.00                      712,500.00
            6/15/01                        187,500.00                      525,000.00
            9/15/01                        187,500.00                      337,500.00
            12/15/01                       187,500.00                      150,000.00
            3/15/02                        150,000.00                           0


                                           3.01-1

                                  SCHEDULE 7.02
                                   LIABILITIES

                                      None

                                     7.02-1

                                  SCHEDULE 7.14
                                  SUBSIDIARIES

                                      None

                                     7.14-1

                                  SCHEDULE 7.19
                                    INSURANCE

                            SEE ATTACHED CERTIFICATES

                                     7.19-1

                                  SCHEDULE 7.22

                               MATERIAL AGREEMENTS

1. Letter of Intent dated October 13, 1997, to acquire the dental practice of Dr. Steve W. Lebo, located in Fort Worth, Texas. Total purchase consideration consists of $1,062,500 cash and $2,125,000 common stock. Estimated acquired EBITDA is $750,000.

2. Term sheet, dated November 1, 1997, to acquire 80% of Dental Consulting Services, L.L.C., a Los Angeles based dental practice management company. Total purchase consideration is estimated at $14,014,000 cash and $14,586,000 common stock. Estimated acquired EBITDA is $4.4 million.

                                     7.22-1

                                  SCHEDULE 7.23

                               HEDGING AGREEMENTS

                                      None

                                     7.23-1

                                  SCHEDULE 9.01
                                      DEBT

                                                                     Balance @
                                                MATURITY DATE         09/30/97
       PURCHASE MONEY DEBT

1.     MetLife Capital Corporation              12/28/98              $  27,404
2.     MetLife Capital Corporation              05/20/99              $  70,678
3.     Citizen's National Bank                  Various          $      104,656
                                                                  --------------
                   Subtotal                                           $ 202,647
                                                                      =========
       CAPITAL LEASES

1.     Americorp Financial Leasing              11/30/01              $ 249,752
2.     Colonial Pacific Leasing                 05/31/02          $      66,971
3.     First American National Bank             05/01/00              $  36,555
4.     First American National Bank             12/01/00              $ 112,649
5.     Rockford Industries                      04/01/00              $  20,301
                                                                      ---------
                   Subtotal                                           $ 486,228
                                                                      =========
                        Total                                         $ 688,875
                                                                      =========

                                     9.01-1

                                  SCHEDULE 9.02
                                      LIENS

                                      None

                                     9.02-1

                                  SCHEDULE 9.03

                         INVESTMENTS, LOANS AND ADVANCES

1. Loan in the amount of $130,000 to G. Daniel Siewert, President. Loan to be repaid over 5 years.

                                           9.03-1